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UTZ BRANDS, INC.

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CORPORATE OVERVIEW

After a century, with a strong family heritage, Utz continues to have a passion for exciting and delighting consumers with delicious snack foods made from top-quality ingredients. Utz’s products are distributed nationally through grocery, mass merchandisers, club, convenience, drug and other channels.

March 26, 2021 DEAR UTZ STOCKHOLDERS,

2020 was a transformative year for Utz. In August, we were proud to become a public company on the New York Stock Exchange via a business combination with Collier Creek Holdings. With our enhanced access to capital, I believe that Utz is superbly positioned to continue to realize our long-term goals.

We compete in a growing and competitive snack food category with a portfolio of iconic and dynamic brands. In 2020, as COVID-19 changed consumers’ eating habits and elevated at-home consumption, we were able to serve and support the needs of our loyal customers, and we were able to attract and retain millions of new buyers. We ended the year as the number three ranked brand player in U.S. salty snacks and one of the fastest growing salty snack platforms of scale.

2020 also came with its fair share of challenges, as the impact of the global pandemic created a demanding environment for our team. Despite these challenges, we reacted quickly to address issues and put protocols in place to protect our associates and customers, and importantly, our leaders ensured our culture continued to thrive even as a virtual company.

Reflecting on our performance in 2020, we stayed true to our commitment of executing against our long-term value creation strategies that we believe will enhance shareholder value: Reducing costs and enhancing margins, reinvesting to accelerate revenue growth, and continuing to make strategic acquisitions. I’m proud to say we made significant progress across all three. Looking ahead to 2021, we will continue to build on our strong foundation and execute against our long-term strategic priorities that we believe will enhance shareholder value.

I’m proud to present our inaugural proxy, and we look forward to an exciting future. Thank you for being a shareholder of UTZ.

Sincerely,

Dylan Lissette
Chief Executive Officer
Utz Brands, Inc.

THIS PROXY STATEMENT IS DATED MARCH 26, 2021

AND IS BEING MAILED WITH THE FORM OF PROXY ON OR SHORTLY AFTER MARCH 26, 2021.

UTZ BRANDS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 6, 2021	Hanover, Pennsylvania March 26, 2021

Notice is hereby given that the Annual Meeting of Stockholders of Utz Brands, Inc., a Delaware corporation, will be held virtually on Thursday, May 6, 2021, at 9:00 a.m., Eastern Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/Utz2021, where you will be able to listen to the meeting live, submit questions and vote online. If you plan to attend the virtual Annual Meeting, please see the questions and answers about our Annual Meeting beginning on page 62 of the attached Proxy Statement. There will be no physical location for stockholders to attend. Stockholders only may participate by logging in at www.virtualshareholdermeeting.com/Utz2021. We believe that a virtual Annual Meeting provides greater access to those who want to attend, and therefore have chosen this format over an in-person meeting.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.	To elect three directors to serve as the Class I directors on the Company’s Board of Directors (the “Board”) until the 2024 annual meeting of stockholders or until their successors are elected and qualified;
2.	To approve and adopt the Utz Brands, Inc. 2021 Employee Stock Purchase Plan;
3.	To ratify the selection by our audit committee of Grant Thornton, LLP to serve as our independent registered public accounting firm for the year ending January 2, 2022; and
4.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Our Board of Directors recommends that you vote “FOR” each of the nominees for Class I directors (Proposal No. 1), “FOR” approval and adoption of the 2021 Employee Stock Purchase Plan (Proposal No. 2) and “FOR” ratification of the selection by our audit committee of Grant Thornton, LLP to serve as our independent registered public accounting firm for the year ending January 2, 2022 (Proposal No. 3).

Our Board of Directors has fixed the close of business on March 15, 2021 as the record date for determining the stockholders entitled to notice of the annual meeting. Only stockholders of record as of such record date are entitled to vote at the Annual Meeting or any adjournments. For 10 days prior to the Annual Meeting, a list of such stockholders will be available for inspection by any stockholder at our principal executive offices during normal business hours. In addition, the list will be available to any stockholder for examination online during the Annual Meeting. Instructions will be provided during the Annual Meeting regarding how to access the list during the Annual Meeting.

We encourage you to access the Annual Meeting before the start time of 9:00 a.m., Eastern Time, on May 6, 2021. Please allow ample time for online check-in, which will begin at 8:30 a.m., Eastern Time, on May 6, 2021.

Whether or not you plan to attend the virtual Annual Meeting, our Board of Directors urges you to read the attached Proxy Statement and submit a proxy card or voting instructions for your shares via the internet or by telephone, or complete, date, sign and return your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided. We encourage you to submit your proxy card or voting instructions via the internet, which is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs. For instructions on how to submit your proxy or voting instructions, please refer to “Questions and Answers About Our Annual Meeting — How Do I Vote?” beginning on page 62 of the attached Proxy Statement.

By Order of the Board of Directors,

Todd M. Staub

Executive Vice President,

Chief Administrative Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2021: THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K ARE AVAILABLE FOR VIEWING AND DOWNLOADING AT WWW.VIRTUALSHAREHOLDERMEETING.COM/UTZ2021.

2021 PROXY STATEMENT 3

PROXY SUMMARY

We are furnishing this Proxy Statement on behalf of the Board of Directors of Utz Brands, Inc., a Delaware corporation, for use at our 2021 Annual Meeting of Stockholders, or at any adjournment or postponement of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually, at 9:00 a.m., Eastern Time, on Thursday, May 6, 2021.

2021 Annual Meeting of Stockholders

DATE AND TIME	PLACE	RECORD DATE	VOTING

May 6, 2021, 9:00 a.m., Eastern Daylight Time	Virtual Annual Meeting: www.virtualshareholdermeeting. com/Utz2021	March 15, 2021	Holders of shares of our Class A Common Stock and Class V Common Stock are entitled to vote together as a single class on all matters. Each share is entitled to one vote.

Meeting Agenda and Voting Matters

ITEM	PROPOSALS	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
1	Election of Three Class I Directors	FOR all the nominees	11-17
2	Approval and adoption of the Utz Brands, Inc. 2021 Employee Stock Purchase Plan	FOR	54-57
3	Ratification of the selection by our audit committee of Grant Thornton, LLP to serve as our independent registered public accounting firm for the year ending January 2, 2022	FOR	58-59

Board Members

NAME	AGE	CLASS	TERM EXPIRATION	DIRECTOR SINCE[1]	PRIMARY OCCUPATION	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
John W. Altmeyer*	62	I	2021	2020	Executive Chairman, GAF Materials LLC	—		Chair

Timothy P. Brown	58	III	2023	2020	Founder and CEO, Sageworth	—	—	—
Christina Choi*	43	III	2023	2020	Senior Vice President, Marketing, Diageo	—	—
Roger K. Deromedi*	67	III	2023	2018	Chairman, Utz Brands, Inc.	—	—	—
Antonio F. Fernandez*	61	II	2022	2018	President, AFF Advisors, LLC		—	—
Jason K. Giordano*	42	I	2021	2018	Senior Managing Director, CC Capital Partners, LLC	—	Chair
B. John Lindeman*	51	I	2021	2020	Chief Financial Officer, Hydofarm Holdings Group, Inc.		—	—
Dylan B. Lissette	49	III	2023	2020	Chief Executive Officer, Utz Brands, Inc.	—	—	—
Michael W. Rice	78	II	2022	2020	Chairman Emeritus, Utz Brands, Inc.	—	—	—
Craig D. Steeneck*	63	II	2022	2018	Director, FreshPet, Inc., Hostess Brands, Inc. and Utz Brands, Inc.	Chair		—

*Denotes Independent Directors.

1Date refers to appointment as a director of Collier Creek Holdings prior to the Business Combination and Utz following the Business Combination.

Our Directors’ Experience, Independence and Diversity

2021 PROXY STATEMENT 5

Governance Highlights The Board of Directors is committed to effective corporate governance practices. Some of the highlights include:	■ Independent Chairman of the Board ■ Stock ownership guidelines for our chief executive officer and non-employee directors ■ Board oversight of risk management	■ 7 of our 10 Board members are independent ■ Frequent executive sessions of our independent directors ■ Annual Board and committee self-assessments

2020 Financial Highlights*

6             *See Annex B for reconciliations of these non-GAAP measures.

Executive Compensation Principles

The core principles of our executive compensation program are to align the compensation of our executive officers with the long-term interests of our stockholders and to provide a total compensation opportunity that allows us to attract and retain talented executive officers and motivate them to achieve exceptional business results. Our compensation program is designed to address certain core principles:

Pay is weighted more heavily toward incentive compensation	We provide executive compensation through a total compensation program. This program consists of fixed and variable elements and performance-based pay designed to reward performance. Our total compensation is weighed more heavily toward incentive compensation in the form of short and long-term incentives.
Executive officer goals are aligned with stockholder interests	The Company’s compensation program and policies are designed to align the interests of our executive officers with the long-term interests of our stockholders. Rewarding executive officer performance creates value for our stockholders.
Compensation is competitive with our peers in order to attract and retain talented associates	The Compensation Committee, along with Frederic W. Cook and Co., Inc. (“F.W. Cook”), our independent compensation consultant, and members of senior management annually review our significant compensation elements to enable the Company to attract and retain talented executive officers.

Key Features of our Executive Compensation Program

WHAT WE DO

     Align executive compensation with stockholders’ returns through long-term incentives (pages 34-37)

     Provide performance-based compensation for executives (pages 32-34, 35)

     Balance short and long-term incentive awards (page 30)

     Use an appropriate peer group when establishing total compensation for our executives (page 31)

     Have caps on individual payouts in our management incentive plan (pages 32-34, 35)

     Include clawback provision in our incentive plans (page 37)

     Maintain stock ownership guidelines for the Chief Executive Officer and non-employee directors (page 40)

     Retain an independent compensation consultant (page 28)

WHAT WE DON’T DO

      Incentivize participants to take excessive risk

      Guarantee annual bonuses

      Allow repricing of stock options

      Offer tax “gross-ups” of annual compensation

      Have any executive officer employment agreements

      Provide dividend equivalents on outstanding options or stock

      No excessive prerequisites

      Provide excise tax “gross-ups” upon termination with a change-in-control

We provide additional information regarding our executive compensation in our “Compensation Discussion and Analysis (Narrative to the Summary Compensation Table)” beginning on page 28.

Our Board continues to believe that our executive compensation program and policies are effective in rewarding our executives for performance and for aligning their interests with the long-term interests of our stockholders.

2021 PROXY STATEMENT 7

Corporate Sustainability

We recognize the importance of Environment, Social and Governance issues for all stakeholders. As a newly public company, we are in the early stages of building our ESG strategy and are using leading ESG and sustainability frameworks and guiding principles, such as the Sustainability Accounting Standards Board (SASB) and the U.N. Sustainable Development Goals (SDGs), as well as stakeholder engagement to inform our ESG program.

Cross-functional working groups and an ESG committee have been formed that have clear reporting to the executive team and the Board. We recognize our responsibility to uphold the Company’s founding values, which for more than 100 years, have centered on working ethically, responsibly, and with integrity. We also look for ways to make a positive difference at work and in our communities. By collaborating with stakeholders, including associates, consumers, business partners, suppliers, stockholders and customers, we are working to become a more sustainable company.

Important Dates for 2022 Annual Meeting of Stockholders

In order to have a stockholder proposal included in our 2022 annual meeting of stockholders, in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), such proposal must be received by our Corporate Secretary no later than November 24, 2021.

Notice of a stockholder nomination for candidates for the Board or any other business to be considered at our 2022 annual meeting of stockholders outside of the Rule 14a-8 framework must be received by the Company between January 6, 2022 and February 5, 2022.

TABLE OF CONTENTS

General Information	10
Proposal No. 1: Election of Directors	11
Executive Officers of Utz	18
Corporate Governance	21
Executive And Director Compensation	28
Security Ownership Of Certain Beneficial Owners And Management	45
Related Party Transactions	47
Proposal No. 2: Approval and Adoption of the Utz Brands, Inc. 2021 Employee Stock Purchase Plan	54
Proposal No. 3: Ratification Of Selection of Independent Registered Public Accounting Firm	58
Audit, Audit-Related, Tax and All Other Fees	59
Report Of Audit Committee	60
Questions and Answers About Our Annual Meeting	62

2021 PROXY STATEMENT 9

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 6, 2021 GENERAL INFORMATION	UTZ BRANDS, INC. 900 High Street Hanover, Pennsylvania 17331 (717) 637-6644

We are furnishing this Proxy Statement on behalf of the Board of Directors of Utz Brands, Inc., a Delaware corporation, for use at our 2021 Annual Meeting of Stockholders, or at any adjournment or postponement of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders.

Utz Brands, Inc. was formed upon the closing (the “Closing”) of the business combination (the “Business Combination”) of Utz Brands Holdings, LLC (“UBH”) with Collier Creek Holdings, a special purpose acquisition company, on August 28, 2020 (the “Closing Date”). On the Closing Date, Collier Creek Holdings changed its name to “Utz Brands, Inc.” Collier Creek was incorporated on April 30, 2018 as a Cayman Islands exempted company for purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

In connection with the Closing of the Business Combination, we entered into an Investor Rights Agreement dated August 28, 2020 (the “Investor Rights Agreement”) with the following parties:

1.	The “Continuing Members” of UBH, consisting of Series U of UM Partners, LLC and Series R of UM Partners, LLC;
2.	The “Sponsor” of CCH, Collier Creek Partners LLC, which was dissolved in October 2020, following the Business Combination;
3.	The “Founder Holders” consisting of certain founder members of the Sponsor and their family members (together with the Sponsor, the “Sponsor Parties”);
4.	CCH’s independent directors; and
5.	The “Sponsor’s Representative,” who following the dissolution of the Sponsor is Jason Giordano, for the purpose of making certain determinations on behalf of certain Sponsor Parties under the Investor Rights Agreement following the dissolution of the Sponsor.

We refer to the Investor Rights Agreement throughout this Proxy Statement. Under the Investor Rights Agreement, among other things, subject to certain step down provisions, the Continuing Members have the right to nominate five directors (the “Continuing Member Nominees”) to be members of our Board of Directors. In addition, following the dissolution of the Sponsor, the Sponsor Representative has the right to nominate five directors (the “Sponsor Nominees”) to be members of our Board of Directors. Please see “Related Party Transactions — Post-Business Combination Agreements — Investor Rights Agreement” for additional details regarding the terms of the Investor Rights Agreement.

As used in this Proxy Statement, unless otherwise noted or unless the context otherwise requires, the terms “we”, “us”, “Utz” and the “Company” and similar references refer (1) before the Business Combination, to UBH and its consolidated subsidiaries and (2) from and after the Business Combination, to Utz Brands, Inc. and its consolidated subsidiaries. Throughout this section, unless otherwise noted or unless the context otherwise requires, “CCH” or “Collier Creek” refers to Collier Creek Holdings prior to the consummation of the Business Combination. The term “Board” refers to our Board of Directors of CCH prior to the Business Combination and to our Board of Directors following the Business Combination. The term “Board of Managers” refers to each of the Boards of Managers of the Continuing Members.

On or about March 26, 2021, we will begin mailing to all stockholders entitled to vote at the Annual Meeting this proxy statement and the enclosed proxy materials. Although not part of this proxy statement, we will also mail with this proxy statement our Annual Report on Form 10-K for the fiscal year ended January 3, 2021, containing our financial statements for the fiscal year ended January 3, 2021.

We are an “emerging growth company,” within the meaning of the JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

Our Board is divided into three classes, each serving staggered, three-year terms:

▪	Our Class I directors are John W. Altmeyer, Jason K. Giordano and B. John Lindeman, and their current terms expire at this year’s Annual Meeting;

▪	Our Class II directors are Antonio F. Fernandez, Michael W. Rice and Craig D. Steeneck, and their current terms expire at the 2022 Annual Meeting of Stockholders; and

▪	Our Class III directors are Timothy P. Brown, Christina Choi, Roger K. Deromedi and Dylan B. Lissette, and their current terms expire at the 2023 Annual Meeting of Stockholders.

Action will be taken at the Annual Meeting for the election of three Class I directors. Mr. Altmeyer, Mr. Giordano and Mr. Lindeman, the nominees listed below, are currently directors of the Company. Each director elected at the Annual Meeting will serve until the 2024 Annual Meeting or until his successor is elected and qualified.

The Board has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution by the Board of some other person or persons for any one or more of the nominees, then the proxies may be voted in accordance with the discretion of the named proxies “FOR” such substitute nominees.

Under the Investor Rights Agreement, subject to certain step down provisions, the Continuing Members have the right to nominate five Continuing Member Nominees to be members of our Board of Directors. In addition, following the dissolution of the Sponsor, the Sponsor Representative has the right to nominate five Sponsor Nominees to be members of our Board of Directors. Mr. Altmeyer and Mr. Lindeman are Continuing Member Nominees and Mr. Giordano is a Sponsor Nominee. For more information on the Investor Rights Agreement and other stockholders agreements, see “Related Party Transactions — Post-Business Combination Agreements.”

With regard to this Proposal No. 1 (Election of Directors), votes may be cast for the nominees or may be withheld. Each director nominee was recommended by the Nominating and Corporate Governance Committee of the Board, and all nominees are current directors. The election of directors requires a plurality of the votes cast and, therefore, the three nominees receiving the greatest number of votes will be elected. Proxies can be voted for only three nominees. Votes that are withheld and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal No. 1.

THE BOARD RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL NO. 1 FOR ELECTION TO SERVE A THREE-YEAR TERM ON THE BOARD.

2021 PROXY STATEMENT 11

DIRECTORS OF UTZ BRANDS, INC.

The name, age as of the record date, principal occupation for the last five years, selected biographical information and period of service as in the capacity as one of our director of the nominees for election as directors and for the continuing directors are set forth below.

NAME	AGE	CLASS	TERM EXPIRATION	INDEPENDENCE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
John W. Altmeyer	62	I	2021		—		Chair
Timothy P. Brown	58	III	2023	—	—	—	—
Christina Choi	43	III	2023		—	—
Roger K. Deromedi	67	III	2023		—	—	—
Antonio F. Fernandez	61	II	2022			—	—
Jason K. Giordano	42	I	2021		—	Chair
B. John Lindeman	51	I	2021			—	—
Dylan B. Lissette	49	III	2023	—	—	—	—
Michael W. Rice	78	II	2022	—	—	—	—
Craig D. Steeneck	63	II	2022		Chair		—

Class I Nominees for Election for Terms Expiring at the 2024 Annual Meeting of Stockholders

John W. Altmeyer Age: 62

Mr. Altmeyer has served as a member of the Board of Directors of the Company since August 2020. Since January 2021, Mr. Altmeyer has served as executive chairman of GAF Materials LLC, a roofing and waterproofing manufacturer. Mr. Altmeyer served as the President and Chief Executive Officer of Carlisle Construction Materials, a division of Carlisle Companies Incorporated, from July 1997 to September 2018. Carlisle Construction Materials is principally engaged in the manufacture and sale of rubber and thermoplastic roofing systems and other products with roofing applications for commercial and residential buildings. Mr. Altmeyer also has served as a Member of the Board of Directors of EMCOR Group, Inc. (NYSE: EME), a mechanical and electrical construction, industrial and energy infrastructure and facilities services company, since 2014. As part of his service on the EMCOR Board of Directors, Mr. Altmeyer currently serves on the governance committee of EMCOR and has served as the Chair of the Compensation Committee of EMCOR since 2018. Mr. Altmeyer also served on the audit committee of EMCOR from 2014 through 2018. Additionally, Mr. Altmeyer served as a member of the Board of Directors of Berkshire Hills Bancorp, a bank holding company, from 2012 to 2014. Mr. Altmeyer also served on the Board of Directors of Tecta America, a roofing contracting and services business, from March 2019 until January 2021. Mr. Altmeyer earned his Bachelor of Science degree from Cornell University and his MBA from Harvard Business School.

Mr. Altmeyer’s qualifications to serve on our board of directors include his substantial financial, operations, investment and acquisition experience, and his experience serving as a public company director.

Jason K. Giordano Age: 42

Mr. Giordano has served as a member of the Board of Directors of the Company since June 2018. Mr. Giordano was the Co-Executive Chairman, principal executive officer and principal financial and accounting officer of Collier Creek from June 1, 2018 until the Closing of the Business Combination. Mr. Giordano has over 18 years of investment and acquisition experience, with a focus in the consumer goods and related sectors. Mr. Giordano has been a Senior Managing Director at CC Capital Partners, LLC (affiliates of whom are indirect owners of Utz Brands securities through CC Collier Holdings LLC), a private investment firm, since November 2018. Mr. Giordano has been EVP Corporate Development for CC Neuberger Principal Holdings II, a special purpose acquisition company, since July 2020 and EVP Corporate Development for CC Neuberger Principal Holdings III, a special purpose acquisition company, since August 2020. Previously, Mr. Giordano was a Managing Director in the private equity group at Blackstone where he oversaw investments in the consumer, education, packaging and chemicals sectors. During his tenure at Blackstone from 2006 to October 2017, Mr. Giordano was involved in 12 initial and follow-on acquisitions representing over $10 billion of transaction value, including several investments in consumer, retail and related businesses. Prior to Blackstone, Mr. Giordano was a private equity investment professional at Bain Capital, LP, one of the world’s leading multi-asset alternative investment firms, and an investment banker with Goldman, Sachs, & Co., a leading global investment banking, securities and investment management firm. Mr. Giordano previously served on the board of directors of Pinnacle Foods, Inc., a U.S.-based manufacturer and marketer of branded food products, from 2007 to September 2015, Crocs, Inc. (Nasdaq: CROX), a global supplier of branded footwear, from January 2015 to October 2017, AVINTIV, a global supplier of specialty materials primarily sold to consumer goods manufacturers, from January 2011 to October 2015, Outerstuff LLC, a leading U.S. supplier of licensed children’s sports apparel, from May 2014 to October 2017, Ascend Learning, LLC, a provider of online professional training tools and educational software, from July 2017 to October 2017, and HealthMarkets, Inc., a direct-to-consumer provider of health, life, supplemental, and other insurance and related products, from February 2009 to October 2017. Mr. Giordano earned an M.B.A. with high distinction from Harvard Business School, where he was a Baker Scholar, and an A.B. with high honors in economics from Dartmouth College.

Mr. Giordano’s qualifications to serve on our board of directors include his substantial investment and acquisition experience at blue chip financial institutions; his in-depth knowledge and strong network of relationships in consumer and related sectors; and his experience serving as a director for various public and private companies.

2021 PROXY STATEMENT 13

B. John Lindeman Age: 51

Mr. Lindeman has served as a member of the Board of Directors of the Company since August 2020. Mr. Lindeman has served as the Chief Financial Officer of Hydrofarm Holdings Group, Inc. (Nasdaq: HYFM), a wholesaler and manufacturer of hydroponics equipment and commercial horticultural products, since March 2020. From August 2015 until assuming his current role at Hydrofarm Holdings in March 2020, Mr. Lindeman served as Chief Financial Officer and Corporate Secretary at Calavo Growers, Inc. (Nasdaq-GS: CVGW), a global avocado-industry leader and expanding provider of valued-added fresh food, where he was responsible for the finance, accounting, IT and human resource functions. Prior to joining Calavo, Mr. Lindeman held various leadership positions within the finance and investment banking industries, including serving as managing director at Sageworth Trust Company, a provider of investment management, fiduciary and planning services to highly successful individuals and families, from March 2015 to July 2015, managing director and co-head of the consumer and retail group at Janney Montgomery Scott, a financial advisory firm, from August 2009 to March 2015, managing director at Stifel Nicolaus, a full service brokerage and investment banking firm, from December 2005 to August 2009, and principal at Legg Mason, a global asset management leader, from October 1999 to December 2005. Prior to joining Legg Mason, Mr. Lindeman was a Manager at PricewaterhouseCoopers LLP, a global network of firms delivering assurance, tax, and consulting services, from August 1996 to October 1999. Mr. Lindeman is a Chartered Financial Analyst, and holds a Bachelor of Science in Business Administration from the University of Mary Washington.

Mr. Lindeman’s qualifications to serve on our board of directors include his significant financial and operational experience, including experience as chief financial officer of various public companies.

Class II Directors Continuing in Office until the 2022 Annual Meeting of Stockholders

Antonio F. Fernandez Age: 61

Mr. Fernandez has served as a member of the Board of Directors of the Company since October 2018. Mr. Fernandez served as Executive Vice President and Chief Supply Chain Officer of Pinnacle Foods, a packaged foods company, from February 2011 to June 2016, where he was responsible for managing all aspects of the supply chain including procurement, manufacturing, distribution, product quality, innovation and sustainability. Mr. Fernandez also led Pinnacle Foods’s “maximizing value through productivity” continuous improvement initiatives, realizing gross savings of approximately 4% of cost of products sold annually. Mr. Fernandez was a key leader and closely involved in Pinnacle Foods’s acquisition, integration and synergy realization efforts. Prior to Pinnacle Foods, Mr. Fernandez was Senior Vice President, Operations Excellence at Kraft Foods, Inc., an American food manufacturing and processing conglomerate, from 2010 to 2011. Prior to Kraft, Mr. Fernandez was Chief Supply Chain Officer at Cadbury plc, or Cadbury, a British multinational confectionery company, from 2008 to 2010, where he managed a supply chain with total costs of approximately $7 billion, 67 manufacturing facilities and over 20,000 employees. From 2000 to 2010, Mr. Fernandez held several senior supply chain roles within Cadbury. Prior to Cadbury, Mr. Fernandez held various supply chain and related roles at Dr. Pepper, an American multinational soft drink company, PepsiCo, Inc., an American multinational food, snack, and beverage corporation, and Procter & Gamble Co., an American multinational consumer goods corporation, Mr. Fernandez is President of AFF Advisors, LLC, an independent consulting firm focused on improving supply chain performance, supporting acquisition due diligence and merger integrations. Mr. Fernandez was also a Senior Advisor with McKinsey & Company, an American worldwide management consulting firm, from July 2017 to August 2019. Mr. Fernandez received a Bachelor of Science in Chemical Engineering from Lafayette College. Mr. Fernandez served on the board of directors of Liberty Property Trust (NYSE: LPT), a leading industrial real estate investment trust, from November 2014 until its recent merger with Prologis, Inc. (NYSE: PLD), a real estate investment trust headquartered in San Francisco, CA, in February 2020. Mr. Fernandez has served on the Board of Directors with Americold Realty Trust (NYSE: COLD), the world’s largest publicly traded REIT, since May 2019, Green Rabbit, a leading e-commerce cold chain logistics provider to the food industry, since February 2021, and as a Trustee of Lafayette College since May 2017.

Mr. Fernandez’s qualifications to serve on our board of directors include his substantial supply chain and operations experience at several publicly-traded consumer companies; his record of realizing cost efficiencies and integrating acquisitions; and his experience serving as a director of a public company.

Class II Directors Continuing in Office until the 2022 Annual Meeting of Stockholders (Cont.)

Michael W. Rice Age: 78

Mr. Rice has served as a member of the Board of Directors of the Company since August 2020. Mr. Rice serves as our Chairman Emeritus and prior to the Closing of the Business Combination, was Executive Chairman of UBH, having assumed this position in December 2012 following his role as Chairman of the Board and Chief Executive Officer of the Utz companies from 1992 until 2012. Mr. Rice served as President and Chief Executive Officer of the Utz companies from 1978 until 1992. Prior to serving as Chief Executive Officer, Mr. Rice served as Executive Vice President of the Utz companies from 1970 to 1978. Mr. Rice also serves as a Member of the Board of Managers of the Continuing Members. Mr. Rice is a graduate of Mount St. Mary’s University and holds a law degree from George Washington University School of Law. Mr. Rice is the father-in-law of Dylan Lissette, who serves as our Chief Executive Officer and is a member of our Board of Directors.

Mr. Rice’s qualifications to serve on our board of directors include his extensive knowledge of our Company, including as the former Chief Executive Officer, coupled with substantial industry knowledge.

Craig D. Steeneck Age: 63

Mr. Steeneck has served as a member of the Board of Directors of the Company since November 2018. Mr. Steeneck served as the Executive Vice President and Chief Financial Officer of Pinnacle Foods, a packaged foods company, from July 2007 to January 2019, where he oversaw the company’s financial operations, treasury, tax, investor relations, corporate development and information technology functions and was an integral part of Pinnacle Foods’s integration team for several of its acquisitions. From 2005 to 2007, Mr. Steeneck served as Executive Vice President, Supply Chain Finance and IT of Pinnacle Foods, helping to redesign the supply chain to generate savings and improve financial performance. From 2003 to 2005, Mr. Steeneck served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Cendant Timeshare Resort Group (now Wyndham Destinations, Inc.), an American timeshare company, playing key roles in wide-scale organization of internal processes and staff management. From 2001 to 2003, he served as Chief Financial Officer of Resorts Condominiums International (now Wyndham Destinations, Inc.), an American timeshare exchange company. From 1999 to 2001, Mr. Steeneck was the Chief Financial Officer of International Home Foods, Inc., a manufacturer of packaged food products acquired by ConAgra Foods in 2000. Mr. Steeneck has served on the board of directors and as chairman of the audit committee of Freshpet, Inc. (Nasdaq: FRPT), an American pet food company, since November 2014, as a director and chairman of the audit committee of Hostess Brands, Inc. (Nasdaq: TWNK), an American sweet baked goods company, since November 2016, and as a director of KIND Inc., a snack food company, from May 2019 to June 2020. Mr. Steeneck was the lead independent director of Hostess Brands, Inc. from January 2019 to December 2019. Mr. Steeneck received his Bachelor of Science in Accounting from the University of Rhode Island.

Mr. Steeneck’s qualifications to serve on our board of directors include his substantial financial operations, investment and acquisition experience, and his experience serving as a director for public companies.

2021 PROXY STATEMENT 15

Class III Directors Continuing in Office until the 2023 Annual Meeting of Stockholders

Timothy P. Brown Age: 58

Mr. Brown has served as a member of the Board of Directors of the Company since August 2020. Mr. Brown is a Member of the Board of Managers of the Continuing Members, having served in this role since June 1999. Mr. Brown is the Founder and CEO of Sageworth, an entity comprised of Sageworth Holdings, LLC (“Sageworth Holdings”), Sageworth Trust Company and Sageworth Trust Company of South Dakota that provides investment management, fiduciary and planning services to highly successful individuals and families, and has served as its President and Chief Executive Officer since January 2001. As an attorney, accountant and the Founder, President and Chief Executive Officer of Sageworth, Mr. Brown brings extensive business, financial, legal and accounting knowledge to his position on the Board of Managers of the Continuing Members. Mr. Brown also serves on the Board of Directors of Penn State Health, a large hospital system, as the Chair of Penn State Health’s Finance Committee, Chair of Penn State Health’s Investment Committee, and member of Penn State Health’s Executive Committee. Mr. Brown also serves on the Board of Directors of Chief Executives Organization, as International Chair-elect, and member of Chief Executives Organization’s Executive Committee, and as a former Chair of Chief Executives Organization’s Finance and Administration Committee. Mr. Brown is a member of Young Presidents Organization and has served as its chair emeritus, chair, education officer and finance officer of the Pennsylvania chapter. Mr. Brown helped found the S. Dale High Family Business Center at Elizabethtown College, is a founding director of Music for Everyone, former trustee of the Pennsylvania Academy of Music, past general counsel and secretary of The Lancaster Alliance, past president of the Lancaster Museum of Art, past director of Harb-Adult, a homeless shelter, and a co-founder and manager of The Churchill Society. Mr. Brown received his Juris Doctor degree from the Georgetown University Law Center in Washington, D.C., and a Bachelor of Science in accounting from Penn State, graduating with highest distinction.

Mr. Brown’s qualifications to serve on our board of directors include his historical understanding of our Company coupled with his extensive financial and investment experience.

Christina Choi Age: 43

Ms. Choi has served as a member of the Board of Directors of the Company since August 2020. Ms. Choi is currently Senior Vice President of Marketing and a member of the North America marketing leadership team for Diageo, a global leader in alcoholic beverages. Ms. Choi joined Diageo in January 2019 to lead the Gin, Rum & Tequila categories across North America, including consumer brands such as Tanqueray Gin, Captain Morgan Rum, and Don Julio Tequila. Ms. Choi is responsible for category strategy, brand marketing, and commercialization activities across this portfolio. Prior to Diageo, Ms. Choi served as Global Marketing Vice President for Anheuser-Busch InBev, the world’s largest brewer, from March 2013 to January 2019. In this role, Ms. Choi developed the global launch strategy for Michelob Ultra, delivered double digital global sales growth for Stella Artois including leading two Super Bowl marketing campaigns, and oversaw the development and commercialization of several emerging brands. From 2006 to 2012, Ms. Choi held various marketing and innovation roles within the personal care business of Unilever plc, based in the U.S. and Singapore. Ms. Choi led multiple brands, and innovation launches globally, including across the U.S., Southeast Asia, Middle East, and Africa, among others. Ms. Choi began her career in financial services at Goldman Sachs in the Credit Risk Management and Advisory group and Goldman Sachs Asset Management. Ms. Choi holds an MBA from Harvard Business School and a BA in Economics from Vassar College.

Ms. Choi’s qualifications to serve on our board of directors include her substantial marketing, commercialization and leadership experience, in each case as it applies to product campaigns and launches.

Roger K. Deromedi Age: 67

Mr. Deromedi has served as a member of the Board of Directors of the Company since June 2018. Mr. Deromedi serves as the Chairman of Utz and was Co-Executive Chairman of Collier Creek from June 1, 2018 through the Closing of the Business Combination. Mr. Deromedi has over 40 years of operational experience in the consumer goods sector, overseeing multiple businesses and iconic consumer brands. Mr. Deromedi was Independent Chairman and Lead Director of Pinnacle Foods from April 2016 to October 2018 and was Non-Executive Chairman from July 2009 to April 2016 and Executive Chairman from April 2007 to July 2009. Mr. Deromedi also was an advisor to Blackstone in relation to their acquisition of the company in April 2007. Pinnacle Foods was a manufacturer and marketer of consumer branded food products, whose key brands include Birds Eye (frozen vegetables, meals, and sides), Duncan Hines (desserts), Vlasic (pickles), Wishbone (salad dressings), Aunt Jemima (breakfast products), Mrs. Butterworth and Log Cabin (syrups), Udi’s and Glutino (gluten-free products), and Gardein (plant-based entrees and meat substitutes), among others. During Mr. Deromedi’s tenure, the company acquired and successfully integrated multiple businesses including Birds Eye Foods, Wishbone, Gardein, and Boulder Brands. From July 2013 to June 2015, Mr. Deromedi was an Executive Advisor for Blackstone in the consumer goods sector, and was an independent advisor to Blackstone from 2007 to 2013. From 2003 to 2006, Mr. Deromedi was Chief Executive Officer of Kraft, at the time one of the world’s largest food companies, with iconic brands such as Kraft, Maxwell House, Nabisco, Oscar Mayer and Philadelphia. During this time, Mr. Deromedi integrated Kraft’s separate North American and International businesses. Prior to this, Mr. Deromedi was Co-CEO of Kraft from 2001 to 2003 during which time there was an initial public offering of the company, raising approximately $8.7 billion in gross proceeds. Mr. Deromedi was previously President of Kraft Foods International, President of the company’s Asia Pacific business, and President of Kraft’s Western European business, based in Zurich. Mr. Deromedi also served as Area Director of the company’s business in France, Iberia and Benelux, based in Paris, and was General Manager of Kraft’s cheese and specialty products businesses in the United States. Mr. Deromedi began his career with General Foods, Kraft’s predecessor company, in 1977 where he held various marketing positions. Mr. Deromedi previously served on the board of directors of Pinnacle Foods from 2007 to 2018, Kraft from 2001 to 2006 and The Gillette Company, Inc. from 2003 to 2005 (when the company was merged with The Procter & Gamble Company). Mr. Deromedi earned an M.B.A. from the Stanford Graduate School of Business and a B.A. in economics and mathematics from Vanderbilt University.

Mr. Deromedi’s qualifications to serve on our board of directors include his experience as a senior executive officer and/or director of multiple businesses in the consumer sector, his track record of building significant shareholder value, his experience in evaluating, executing, and integrating acquisitions, and his history of serving as a director for several public and private companies.

Dylan B. Lissette Age: 49

Mr. Lissette has served as a member of the Board of Directors of the Company since August 2020. Mr. Lissette is the Chief Executive Officer of Utz. Mr. Lissette has served as the Vice Chairman, President and Chief Executive Officer of the Utz companies since assuming the role in January 2013 and upon the Closing of the Business Combination, Mr. Lissette was appointed our Chief Executive Officer. Mr. Lissette also served as the sole manager of UBH from September 2016 through the Closing of the Business Combination. In addition, Mr. Lissette has served as a member of the Board of Managers of the Continuing Members since June 2004. Prior to serving as Chief Executive Officer, Mr. Lissette served as Chief Operating Officer from January 2011 to January 2013 and Executive Vice President of Sales and Marketing from January 2008 to January 2011. Prior to his service as an executive officer of the Utz companies, Mr. Lissette served the Utz companies in several capacities since joining in 1995, including serving as Retail Sales Manager, Key Account Director, and Director of Marketing. In 2007, Mr. Lissette was promoted to the position of Senior Vice President — Sales Operations where he had direct responsibility for route sales development in our Mid-Atlantic core markets and system-wide administration of the company’s DSD operations. Mr. Lissette represents the fourth generation of family leadership and involvement at the family-owned company, and is the son-in-law of Michael W. Rice, who serves as our Chairman Emeritus and is a member of our Board of Directors. Mr. Lissette also served on the Board of Directors of Hanover Hospital from August 2011 until August 2018. Mr. Lissette holds a Bachelor of Science degree in Business Economics and Public Policy from The George Washington University.

Mr. Lissette’s extensive institutional knowledge and executive experience as the Chief Executive Officer of Utz qualifies him to serve as a director of the Company.

2021 PROXY STATEMENT 17

EXECUTIVE OFFICERS OF UTZ BRANDS, INC.

Our executive officers are elected annually and serve at the pleasure of the Board. The following sets forth the name, age as of the record date, position(s) with us and selected biographical information for our executive officers. The biography of Mr. Lissette is provided above under “Proposal No. 1: Election of Directors.”

NAME	AGE	POSITION
Dylan B. Lissette	49	Chief Executive Officer
Eric Aumen	44	Vice President, Chief Accounting Officer
Cary Devore	48	Executive Vice President, Chief Financial Officer
Ajay Kataria	44	Executive Vice President, Finance & Accounting
Thomas Lawrence	53	Executive Vice President, Chief Supply Chain Officer
Mark Schreiber	57	Executive Vice President, Chief Customer Officer, Sales & Marketing
James Sponaugle	44	Senior Vice President, Human Resources & Personnel Development
Todd Staub	54	Executive Vice President, Chief Administrative Officer

Eric Aumen Age: 44

Mr. Aumen serves as the Vice President, Chief Accounting Officer of Utz, having served in this role since May 2020. Prior to joining Utz, Mr. Aumen served as Vice President and Controller of Element Fleet Management Corporation (TSX: EFN), a commercial motor vehicle management company from May 2016 until May 2020. Prior to Element Fleet, from May 2014 until October 2015, Mr. Aumen served as Chief Accounting Officer of Apex Tool Group, LLC, a hand and power tools manufacturer and marketer. Prior to his role at Apex Tool Group, Mr. Aumen served as Vice President, Corporate Controller for Colfax Corporation (NYSE: CFX), an American corporation manufacturing welding, air and gas handling equipment, and medical devices, and began his career with Deloitte & Touche LLP, an accounting organization and the largest professional services network in the world by revenue and number of professionals, most recently as Audit Manager. From 2012 until 2020, Mr. Aumen served as a member of the Advisory Board of Pennsylvania State University, Mont Alto Campus. Mr. Aumen is a Certified Public Accountant and earned his Bachelor of Science in Accounting with a minor in Supply Chain Management from The Pennsylvania State University.

Cary Devore Age: 48

Mr. Devore serves as Executive Vice President, Chief Financial Officer of Utz, having served in this role since July 2019. Mr. Devore joined the Utz companies in November 2016 as the lead representative of Metropoulos & Co. on the Board of Managers of the Continuing Members, where he worked alongside Dylan Lissette to drive our acquisition and value creation efforts, and became Executive Vice President and Chief Financial Officer in July 2019. Prior to serving as Chief Financial Officer, Mr. Devore served as Executive Vice President since December 2017 and as Senior Vice President from November 2016 until December 2017. From November 2014 until August 2017, Mr. Devore was a Managing Director of Metropoulos & Co., a private equity firm, where he focused on direct equity investments in the food and beverage sector. Prior to his service at Metropoulos, from October 2009 through August 2014, Mr. Devore was Co-Founder and Managing Director of SilverStream Capital, LLC, a family office focused on investments in healthcare and technology. From October 2005 through June 2009, Mr. Devore co-founded and led HBK Private Equity, LLC, the private equity arm of the hedge fund HBK Capital Management. Earlier in his career, Mr. Devore worked for Jordan Industries, Inc., an affiliate of The Jordan Company from May 1996 to July 2002, focusing on middle market buy and build strategies, as well as at UBS Investment Bank, an investment bank, from August 2004 to October 2005 and Price Waterhouse LLP, a multinational professional services network of firms, from August 1994 to May 1996. Mr. Devore graduated from the University of Illinois with a Bachelor of Science in Accounting, Magna Cum Laude, and received his MBA from the University of Michigan with High Honors.

Ajay Kataria Age: 44

Mr. Kataria serves as Executive Vice President, Finance & Accounting at Utz, having served in this role since July 2019. Mr. Kataria joined the Utz companies in July 2017 as Senior Vice President of Finance and Treasury to support our financial planning, analytics and business transformation efforts, and became Executive Vice President in July 2019. Prior to joining the Utz companies, from April 2016 until July 2017, Mr. Kataria served as Vice President of Global Finance and Strategy at Armstrong Flooring, Inc., a producer of residential and commercial flooring products. Prior to his time at Armstrong, from August 2014 until April 2016, Mr. Kataria served as Vice President of Supply Chain Finance at Chobani, Inc., a producer of Greek yogurt and dairy products. Prior to Chobani, Mr. Kataria worked for ten years at PepsiCo, an American multinational food, snack, and beverage corporation, in various supply chain and finance roles of increasing responsibility. Mr. Kataria holds a Bachelor of Technology from the National Institute of Technology, India and earned his MBA from Southern Methodist University, Cox School of Business.

Thomas Lawrence Age: 53

Mr. Lawrence serves as Executive Vice President, Chief Supply Chain Officer for Utz, having served in this role since January 2015. Mr. Lawrence was a member of the Board of Managers of the Continuing Members from June 2014 until August 2020. Mr. Lawrence joined the Utz companies in September 2004, holding various positions, including roles in Manufacturing and Strategic Planning. Prior to joining the Utz companies, Mr. Lawrence served as Director of

Operations for Glatfelter, a global supplier of specialty paper, where he was employed from June 1993 to September 2004. Mr. Lawrence started his career in the paper and packaging industry, working for Westvaco (now part of WestRock), an American corrugated packaging company, from June 1990 to June 1993. Mr. Lawrence holds a Bachelor of Science in Chemical Engineering from The Pennsylvania State University.

Mark Schreiber Age: 57

Mr. Schreiber serves as Executive Vice President, Chief Customer Operating Officer, Sales & Marketing at Utz, having served in this role since October 2020, and as Chief Customer Officer from April 2017 until October 2020. Prior to his service at the Utz companies, Mr. Schreiber served as the Senior Vice President of Sales and Operations for Pepperidge Farm, Inc., a commercial bakery that was acquired by Campbell Soup Company, and on the Global Sales Leadership team for Campbell Soup Company, a processed food and snack company, from January 2008 to April 2017. Mr. Schreiber also worked at Pepperidge Farm, Inc., an American commercial bakery, as Customer Vice President from January 2002 until January 2008, and as Vice President Customer Trade Marketing from January 1999 until January 2002. Prior to Pepperidge Farm, from January 1987 to January 1999, Mr. Schreiber began his career at Frito-Lay, a manufacturer of corn chips, potato chips and other snack foods, performing various roles in sales, strategic accounts, supply chain, marketing and DSD strategic operations. Mr. Schreiber is a current member of the Food Industry Association and has served as a Sales Executive Board Member of the Grocery Manufacturers Association from 2010 until 2016. Mr.

Schreiber holds a Bachelor of Science in Marketing from The Pennsylvania State University.

2021 PROXY STATEMENT 19

EXECUTIVE OFFICERS OF UTZ BRANDS, INC. (CONT.)

James Sponaugle Age: 44

Mr. Sponaugle serves as the Senior Vice President, Human Resources & Personnel Development at Utz, having served in this role since February 2020. Prior to joining the Utz companies, from January 2009 until January 2020, Mr. Sponaugle worked at the Stewart Companies family of businesses, a company handling the entire range of construction-related services. Starting with Poole Construction from January 2009 to June 2010, and then moving to Riley Welding and Fabricating, a metal fabrication division of Stewart Companies, a full-service construction-related services company, serving as General Manager and Vice President from June 2010 until March 2018. Mr. Sponaugle was promoted to Executive Vice President and added the responsibility of running Stewart & Tate Construction Industrial Division starting March 2018 through January 2020, while also maintaining his responsibilities at Riley Welding and Fabricating. Mr. Sponaugle started his career with Cintas Corporation in January of 1999, and for close to a decade held various leadership roles in Sales and Operations, finishing his career as a General Manager overseeing approximately 55 routes and Service Sales Representatives. Cintas is a public company operating nearly 500 facilities in North America - including five manufacturing facilities and eleven distribution centers. Mr. Sponaugle serves on the Board of Directors of the Hanover Area Chamber of Commerce and serves as the Chairman of the Board of Directors of the YMCA of Hanover. Mr. Sponaugle earned his Bachelor of Science in Business Management from Cornell University.

Todd Staub Age: 54

Mr. Staub serves as Executive Vice President, Chief Administration Officer at Utz, having served in these roles since April 2017. Mr. Staub was a member of the Board of Managers of the Continuing Members from March 2008 until August 2020. Mr. Staub joined the Utz companies in February 1997 and has held financial positions with increasing responsibility including Controller from March 1999 to July 2002, Vice President — Finance from July 2002 to July 2012, and Executive VP & Chief Financial Officer from July 2012 to April 2017. Prior to joining the Utz companies, Mr. Staub served as an Account Supervisor for United Defense, a government contractor, from March 1996 until February 1997 and as an Accountant at Glatfelter Paper Company, a paper and packaging company, from September 1988 until March 1996. Mr. Staub holds a Bachelor of Arts in Mathematics from Western Maryland College and earned his MBA from York College of Pennsylvania.

CORPORATE GOVERNANCE

We have established corporate governance practices designed to serve the best interests of Utz and our stockholders. We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (“NYSE”). Our current Code of Business Conduct and Ethics, Corporate Governance Guidelines and charters for the standing committees of the Board are available on our investor website at investors.utzsnacks.com under the heading “Governance — Governance Documents.”

Set forth below is information regarding the meetings of the Board during 2020, a description of the Board’s standing committees and additional information about our corporate governance policies and procedures.

Committees and Meetings of the Board

Board Composition. Our business affairs are managed under the direction of our Board of Directors. Our Board of Directors consists of ten members, divided into three classes of staggered three-year terms. If a new Chief Executive Officer is named to replace Dylan B. Lissette, such person is anticipated to join our Board of Directors as the eleventh member.

Pursuant to the Investor Rights Agreement, the Continuing Members have the right to nominate five Continuing Member Nominees to our Board of Directors and the Sponsor or Sponsor Representative, as applicable, have the right to nominate five Sponsor Nominees to our Board of Directors for so long as each of them and their respective affiliates and specified family members beneficially own certain specified percentages of the certain economic interests in us and UBH.

At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

■	The Class I directors are John W. Altmeyer, Jason K. Giordano and B. John Lindeman;

■	The Class II directors are Antonio F. Fernandez, Michael W. Rice and Craig D. Steeneck; and

■	The Class III directors are Timothy P. Brown, Christina Choi, Roger K. Deromedi and Dylan B. Lissette.

Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of our Board may have the effect of delaying or preventing changes in control of us.

Each of our officers serve at the discretion of our Board and will hold office until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal. Except with respect to Messrs. Rice and Lissette, who are related as set forth in their biographies (see “Proposal No. 1: Election of Directors”), there are no family relationships among any of our directors or officers.

Meetings of the Board. Our Corporate Governance Guidelines provide that directors should make every effort to attend all meetings of the Board, meetings of the committees of which they are members, and the annual meeting of stockholders, and be prepared to participate in discussions of issues presented. Prior to the Closing of the Business Combination, the Board of CCH met five times in 2020. Following the Business Combination and through the end of our fiscal year, our Board met four times. In 2020, each of the incumbent directors attended at least 75% of the aggregate number of meetings held by the Board and by each of the committees on which such director served during his or her tenure on the Board.

Board Committees. Our Board has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, consisting of the following directors:

■	Audit Committee: Craig D. Steeneck (Chair), Antonio F. Fernandez and B. John Lindeman;

■	Compensation Committee: Jason K. Giordano (Chair), John W. Altmeyer and Craig D. Steeneck; and

■	Nominating and Corporate Governance Committee: John W. Altmeyer (Chair), Christina Choi and Jason K. Giordano.

All of the committee members are “independent” under the listing standards of NYSE. Members will serve on these committees until their resignation or until as otherwise determined by our Board.

2021 PROXY STATEMENT 21

CORPORATE GOVERNANCE (CONT.)

Audit Committee. Craig D. Steeneck, Antonio F. Fernandez and B. John Lindeman serve as members of our Audit Committee. Under the NYSE listing standards and applicable SEC rules, all the directors on the Audit Committee must be independent; our Board of Directors has determined that each of Messrs. Steeneck, Fernandez and Lindeman are independent under the NYSE listing standards and applicable SEC rules. Mr. Steeneck serves as the Chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our Board of Directors has determined that Mr. Steeneck qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Our Audit Committee is responsible for, among other things:

■	Selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

■	Helping to ensure the independence and performance of the independent registered public accounting firm;

■	Discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;

■	Developing procedures for associates to submit concerns anonymously about questionable accounting or audit matters;

■	Reviewing and overseeing our policies on risk assessment and risk management, including enterprise risk management;

■	Reviewing related person transactions;

■	Reviewing the adequacy and effectiveness of internal control policies and procedures and our disclosure controls and procedures; and

■	Approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our Board of Directors adopted a written charter for the Audit Committee which is available on our investor website at investors. utzsnacks.com under the heading “Governance — Governance Documents.”

Prior to the Closing of the Business Combination, the Audit Committee of the CCH Board of Directors met three times during 2020. Following the Closing of the Business Combination and through the end of our fiscal year, the Audit Committee of our Board of Directors met twice.

Compensation Committee. Jason K. Giordano, John W. Altmeyer and Craig D. Steeneck serve as members of our Compensation Committee. Under the NYSE listing standards, we are required to have a Compensation Committee composed entirely of independent directors; our Board of Directors has determined that each of Messrs. Giordano, Altmeyer and Steeneck are independent. Mr. Giordano serves as Chairman of the Compensation Committee. For more information on the Compensation Committee, see “— Corporate Governance Policies — Consideration and Determination of Executive and Director Compensation.”

Our Compensation Committee is responsible for, among other things:

■	Reviewing, approving and determining the compensation of our officers and key associates;

■	Reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on our Board of Directors or any committee thereof;

■	Administering our equity compensation plans;

■	Reviewing, approving and making recommendations to our Board of Directors regarding incentive compensation and equity compensation plans; and

■	Establishing and reviewing general policies relating to compensation and benefits of our associates.

22

Our Board of Directors adopted a written charter for the Compensation Committee, which is available on our investor website at investors.utzsnacks.com under the heading “Governance — Governance Documents.”

Prior to the Closing of the Business Combination, the Compensation Committee of the CCH Board of Directors met three times in 2020. Following the Closing of the Business Combination and through the end of our fiscal year, the Compensation Committee of our Board of Directors met once.

Nominating and Corporate Governance Committee. John W. Altmeyer, Christine Choi and Jason K. Giordano serve as members of our Nominating and Corporate Governance Committee. Under the NYSE listing standards, we are required to have a nominating and corporate governance committee composed entirely of independent directors; our Board of Directors has determined that each of Messrs. Altmeyer and Giordano and Ms. Choi are independent. Mr. Altmeyer serves as Chairman of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for, among other things:

■	Identifying, evaluating and selecting, or making recommendations to our Board of Directors regarding nominees for election to our Board of Directors and its committees;

■	Evaluating the performance of our Board of Directors and of individual directors;

■	Considering, and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

■	Reviewing developments in corporate governance practices;

■	Evaluating the adequacy of the corporate governance practices and reporting; and

■	Developing, and making recommendations to our Board of Directors regarding, corporate governance guidelines and matters.

Our Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our investor website at investors.utzsnacks.com under the heading “Governance — Governance Documents.”

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for conducting all necessary and appropriate inquiries into the background and qualification of each potential director candidate and recommend to our Board of Directors those candidates to be nominated for election to our Board of Directors, subject to the Investor Rights Agreement or any other stockholder agreement setting forth procedures or requirements governing the nomination of directors to our Board of Directors. In identifying, evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Corporate Governance Committee evaluates all factors that it deems appropriate, including the terms of the Investor Rights Agreement (or any other stockholder agreement applicable to us from time to time), as well as the qualifications set forth in our Corporate Governance Guidelines. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of experience, technical skills, industry knowledge and experience, financial expertise, local or community ties. Each director is expected to be an individual of high character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially.

In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers matters relating to the retirement of members, including any term limits or age limits, as well as the performance of such directors and any other qualifications and characteristics set forth in the committee’s charter.

The Nominating and Corporate Governance Committee may retain and obtain the advice of any advisor to conduct or assist with this evaluation. Ultimately, the Nominating and Corporate Governance Committee seeks to recommend to our Board those nominees whose specific experience, qualifications, attributes, diversity and skills to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure and the environment in which the Company is operating. In particular, the Nominating and Corporate Governance Committee will seek nominees who will: (i) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; (ii) comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and in our bylaws; (iii) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (iv) adhere to our Code of Business Conduct and Ethics.

2021 PROXY STATEMENT 23

CORPORATE GOVERNANCE (CONT.)

The Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders on a substantially similar basis as it considers other nominees. If any stockholder wishes to recommend candidates directly to our Nominating and Corporate Governance Committee, such stockholder may do so by sending timely notice to the Secretary and otherwise in accordance with the terms of our bylaws. To be timely, a stockholder’s notice shall be delivered to the Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Such stockholder’s notice shall set forth certain information about the stockholder giving the notice and the nominee and other representations and certifications as set forth in our bylaws.

Prior to the Closing of the Business Combination, the Nominating and Corporate Governance Committee of the CCH Board of Directors met three times in 2020. Following the Closing of the Business Combination and through the end of our fiscal year, the Nominating and Corporate Governance Committee of our Board met once.

Director Independence

Our Class A Common Stock is listed on the NYSE. Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of NYSE.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of the NYSE, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of the NYSE, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each of our directors has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, seven of our directors are considered “independent directors” as defined under the listing requirements and rules of NYSE and the applicable rules of the Exchange Act.

Corporate Governance Policies

In addition to corporate governance matters described throughout this Proxy Statement, some additional information about our corporate governance policies and procedures is set forth below:

Code of Ethics. Our Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of our associates, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is available on our investor website at investors.utzsnacks.com under the heading “Corporate Governance.” We intend to post any amendments to, or any waivers from a provision of, our Code of Business Conduct and Ethics on the same website.

Corporate Governance Guidelines. Our Board of Directors adopted Corporate Governance Guidelines, which address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable. The Corporate Governance Guidelines reflect the Board’s commitment to effective corporate governance of Utz, with a view to enhancing long-term stockholder value. Topics addressed in the Corporate Governance Guidelines include, without limitation:

■	Role and responsibility of the Board;

■	Independence of directors;

■	Director qualification standards;

■	Director orientation and continuing education;

■	Conduct of Board meetings;

■	Committees of the Board;

■	Expectations of directors;

■	Limitations on other board service;

■	Management succession planning;

■	Evaluation of Board performance; and

■	Communications with stockholders and communications with non-management directors.

A copy of the Corporate Governance Guidelines is available on our investor website at investors.utzsnacks.com under the heading “Corporate Governance.”

Risk Management. Utz’s management is responsible for day-to-day risk management of the company, subject to oversight by the Board and its committees with regard to the major risks inherent in our business, including strategic, regulatory, compliance, operational, financial, reputational and cybersecurity risks, and the efforts of management to address and mitigate such risks.

The Board receives regular reports concerning our risk assessment and risk management from the Audit Committee, which meets periodically with our independent auditors, with our legal counsel and with management, to discuss the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. In addition to receiving regular reports from the Audit Committee related to financial risk exposures, the Board also reviews information regarding other risks through regular reports of its other committees, including information regarding compensation related risk from the Compensation Committee, and governance related risk from the Nominating and Corporate Governance Committee.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks that we face.

2021 PROXY STATEMENT 25

CORPORATE GOVERNANCE (CONT.)

Executive Sessions of Independent Directors. In accordance with our Corporate Governance Guidelines, our non- management directors meet in executive session for a portion of most Board meetings with no members of management present. The Board believes that executive sessions foster free and open communication among the non-management directors, which will ultimately add to the effectiveness of the Board, as a whole.

Consideration and Determination of Executive and Director Compensation. The Compensation Committee has the primary authority to establish and review our overall compensation philosophy and to establish compensation for our executive officers, subject to such further action of our Board of Directors as our Board of Directors shall determine with respect to compensation for our Chief Executive Officer. In establishing executive officer compensation, the Compensation Committee uses its evaluation of the executives’ performance and responsibilities, our overall performance and our Chief Executive Officer’s recommendations with respect to the other executive officers. In addition, the Compensation Committee has engaged an independent compensation consultant to advise regarding the status of Utz’s executive officer and director compensation in relation to comparable companies.

Management plays a significant role in the executive compensation-setting process. The most significant aspects of management’s role are:

■	Evaluating associate performance;

■	Preparing information for Compensation Committee meetings;

■	Establishing business performance targets and objectives;

■	Providing background information regarding our strategic objectives; and

■	Recommending salary levels and equity awards.

From time to time, the Compensation Committee may invite to its meetings any director, member of management and such other persons as it deems appropriate in order to carry out its responsibilities. Typically, Mr. Lissette reviews the performance of senior management and make recommendations on compensation levels. In addition, our executive officers answer questions posed by the committee.

Under our Corporate Governance Guidelines, the compensation of non-employee directors is determined by the Board upon recommendation of the Compensation Committee. The guidelines further provide that non-employee directors are expected to receive a portion of their annual retainer in the form of equity. Employee directors are not paid additional compensation for their services as directors.

Restrictions on Short Sales or Speculative Transactions by All Directors and Associates. The Board believes that it is undesirable for our directors, officers and associates to engage in hedging or speculative transactions that may put the personal gain of the insider in conflict with the best interests of the Company and our securityholders or otherwise give the appearance of impropriety. Therefore, our directors, officers, and associates and our affiliates, whether or not in possession of material non- public information, are generally prohibited from: (i) selling our securities that are of the same class during the six months following the purchase (or vice versa), (ii) selling our securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery), (iii) transacting in put options, call options or other derivative securities, on an exchange or in any other organized market, (iv) engaging in hedging or monetization transactions, such as the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and (v) certain other transactions set forth in our Insider Trading Policy.

Committee Authority to Retain Independent Advisors. The charters of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee provide that each such committee has the authority to retain independent advisors, counsel, experts and consultants, with all fees and expenses paid by us.

Board Leadership Structure. Our current Board leadership structure separates the positions of Chief Executive Officer and Chairperson of the Board, although we do not have a corporate policy requiring such structure. The Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer, who is also a member of our Board, is primarily responsible for our operations and strategic direction, while our Board Chairperson, who is an independent member of the Board, is primarily focused on matters pertaining to corporate governance, including management oversight and strategic guidance. The Board believes that this is the most appropriate structure at this time but will make future determinations regarding whether or not to separate the roles of Chair and Chief Executive Officer based on then-current circumstances.

Under our Corporate Governance Guidelines, when the Chairperson of the Board is also the Chief Executive Officer or is a director who does not otherwise qualify as an “independent director,” a “Lead Director” shall be elected annually by plurality vote of the independent directors, pursuant to a secret ballot, following nomination by the Nominating and Corporate Governance Committee. The Lead Director would help coordinate efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management. A description of the position of Lead Director is set forth in Annex A to our Corporate Governance Guidelines, which is available on our investor website at investors.utzsnacks.com under the heading “Corporate Governance.” Currently, Dylan B. Lissette serves as our Chief Executive Officer, and the independent Chairman position is held by Roger K. Deromedi. Therefore, we do not currently have a Lead Director. We believe that the structure of our Board and its committees provides strong overall management of the Company.

Policy for Director Attendance at Annual Meetings. Under our Corporate Governance Guidelines, each director is strongly encouraged to attend each Annual Meeting of Stockholders. This Annual Meeting will be our first annual meeting of stockholders.

Process for Securityholders to Send Communications to the Board. Our Corporate Governance Guidelines provide that any stakeholder, including our stockholders, who wishes to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the committees, or to the non-management or independent directors as a group, may do so by (1) addressing such communications or concerns to the Corporate Secretary of the Company, 900 High Street, Hanover, Pennsylvania 17331, who will forward such communications to the appropriate party, or (2) sending an e-mail to Jeremiah Garvey at jgarvey@cozen.com. Such communications may be done confidentially or anonymously.

2021 PROXY STATEMENT 27

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (NARRATIVE TO THE SUMMARY COMPENSATION TABLE)

Executive Summary

The core principles of our executive compensation program are to align the compensation of our executive officers with the long- term interests of our stockholders and to provide a total compensation opportunity that allows us to attract and retain talented executive officers and motivate them to achieve exceptional business results.

We achieve these goals by offering a total compensation program that consists of both fixed components (in the form of base pay and benefits) and variable, performance-based pay (in the form of short and long-term incentives) designed to reward performance. The total compensation for our executive officers is weighted more heavily toward incentive compensation. Our compensation program is designed to achieve an appropriate balance of short-term and long-term incentives to ensure executive officers are properly balancing the need for consistent annual performance with the need for consistent performance over a multiple year horizon. This compensation balance is intended to ensure that our executive officers share in both downside risk and upside opportunity based on our performance.

Prior to the Business Combination in August 2020, none of CCH’s executive officers received any cash compensation for services rendered to CCH. Accordingly, this Compensation Discussion and Analysis (Narrative to the Summary Compensation Table) relates to the compensation of executive officers of UBH prior to the Business Combination who became our executive officers following the Business Combination.

Our named executive officers are our principal executive officer and two other most highly compensated persons serving as executive officers as of the last day of our most recent fiscal year, which ended January 3, 2021 (the “named executive officers”), which individuals are:

■	Dylan B. Lissette, Chief Executive Officer

■	Cary Devore, Executive Vice President, Chief Financial Officer

■	Mark Schreiber, Executive Vice President & Chief Customer Officer, Sales and Marketing

On August 28, 2020, we closed the Business Combination with UBH. Upon the consummation of the Business Combination, each of the named executive officers were appointed to their respective offices of Utz Brands, Inc. In addition, Mr. Lissette accepted an offer letter to serve as our Chief Executive Officer.

In connection with the consummation of the Business Combination, we adopted our 2020 Omnibus Equity Incentive Plan, as well as severance benefit plans for our executive officers. We also implemented our annual bonus plan, based on achievement of company performance goals, based on Net Sales and Adjusted EBITDA milestones, and individual achievements.

Our Compensation Committee engaged a compensation consultant, F.W. Cook, to provide compensation advice in 2020. The consultant is retained directly by our Compensation Committee and performs no consulting or other services for us or members of our management. Our Compensation Committee is independent and there are no conflicts of interest with respect to the work of F.W. Cook.

We are an “emerging growth company,” within the meaning of the JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

Key 2020 Financial Highlights

In 2020, as a result of the leadership and their execution of the Company’s key strategies and completion of the Business Combination, we had a strong financial year:

($ IN MILLIONS)	FISCAL YEAR 2020(1)	FISCAL YEAR 2019	CHANGE
Net Sales	$964.3	$768.2	25.5%
Net Loss	(12.6)	(13.4)	nm
Adjusted EBITDA(2)	133.9	86.5	54.8%

(1)	Reflects combined selected financial data for the Successor period from August 29, 2020 through January 3, 2021 and the Predecessor period from December 30, 2019 through August 28. 2020. The combined results of operations included in our discussion below are not considered to be prepared in accordance with U.S. GAAP and should not be viewed as a substitute for the results of operations of the Predecessor and Successor periods presented in accordance with U.S. GAAP.
(2)	See reconciliation to GAAP financial measures in Appendix B.

Compensation Program Objectives and Design

In connection with the Business Combination, we adopted several design changes to our compensation program, including adoption of an omnibus equity incentive plan, employee stock purchase plan, severance benefit plans for our management team and an offer letter with our chief executive officer. Our primary objective in establishing our comprehensive compensation program is to be able to successfully recruit, attract, retain and properly incent high-level talent to work for and ultimately add value to our business for the benefit of our stockholders.

Our compensation program is designed to reward performance, which in turn creates value for our stockholders. Performance is reviewed annually for both our executives individually and our business as a whole. When annual Company or individual performance goals are not met, certain elements of the compensation program (including annual bonuses and certain equity grants) are not paid or do not vest.

The compensation program is intended to reward both short-term (annual performance) and long-term Company performance. Therefore, employee equity programs, which are discussed in more detail below, are key elements of the compensation program.

Each element of the overall comprehensive compensation program (discussed in greater detail below) is intended to be competitive with similar elements offered both locally and nationally by other like-sized employers and competitors, and the elements taken together are intended to present a comprehensive competitive program to accomplish the objectives noted above.

We designed most of the significant elements of our comprehensive compensation program by soliciting initial thoughts and ideas from our senior management team, consisting of our Chief Executive Officer, Executive Vice President & Chief Administrative Officer, and Senior Vice President Human Resources and Personnel Development, and in consultation with other members of our senior management. Additional input and suggested objectives were received from our Chairman, the chairperson of our Compensation Committee, representatives of F. W. Cook and other members of the Board. Significant compensation elements are reviewed annually by our senior management.

After receipt of the input noted and development of proposed plans, such plans were presented to the Compensation Committee, which determines the terms of and ultimately adopts our compensation program. None of our named executive officers participates in discussions involving their own compensation.

The Compensation Committee intends to review and approve annual compensation elements such as bonus plan attainment, and our Board of Directors reviews full year earnings and management performance by our executives. The Board of Directors also approves elements of our annual budgets, which include some elements of the compensation program such as annual bonuses and annual base salary increases, if any, for our executives.

2021 PROXY STATEMENT 29

EXECUTIVE AND DIRECTOR COMPENSATION (CONT.)

Elements of Compensation

The table below lists the key elements of our 2020 compensation program from our Executive Leadership Team. We generally construct this program with consideration of the median compensation package for our peer group.

ELEMENT OF COMPENSATION	OBJECTIVE	KEY FEATURES	% OF TARGET TOTAL DIRECT COMPENSATION
Base Salary	Provide a competitive level of fixed compensation	■ Fixed pay component based on level of responsibility of position held ■ Adjustments based on individual performance, internal equity and external benchmarking against peer group companies	25-43%
Annual Cash Incentive Award Program	Motivate and reward executive contributions in achieving annual performance goals	■ Variable pay component ■ Payouts are based on a formula that includes Company performance against Adjusted EBITDA and Net Sales, as well as individual performance against pre- determined objectives	25-26%
Long-Term Incentive Awards	Motivate and reward executive contributions in achieving long-term objectives that align with the interests of our stockholders

■  Variable pay component

■  Awards to senior management are issued as performance share units and stock options and have a multi-year vesting period

■  Option award value is fixed at grant, and ultimate value to the executive is based on stock performance

■  Awards in the form of performance share units have ultimate value based on our relative total shareholder return against our peer group

30-50%
Severance	Provide temporary income following an executive’s involuntary termination of employment whether or not following a change in control of our Company	■ Fixed pay component ■ Payments are formula-driven based on executive’s salary, bonus target and level in the organization

Peer Group

The Compensation Committee, in consultation with F.W. Cook, has identified a peer group of 14 publicly-traded companies to be used as a competitive reference point in determining total compensation packages for our management, including the named executive officers. Our peer group includes consumer products companies, nearly all of which are focused on food and beverage in North America with similar revenue (peer group median revenue $1.1 billion) and market capitalization (peer group median market capitalization $2.1 billion) to us. Peer group selection included companies in the Global Industry Classification Standard in the sub-industry categories of packaged foods and meats, personal products, soft drinks, and pharmaceuticals. The remaining companies were evaluated to identify those most similar to us in terms of size, business fit and geographic fit. As of January 3, 2021, our revenue was approximately $964.3 million and our market capitalization was approximately $1.3 billion.

The peer group consists of the following 14 companies:

B&G Foods, Inc.	J & J Snack Foods Corp.	Prestige Consumer Healthcare Inc.
BellRing Brands, Inc.	John B. Sanfilippo & Sons, Inc.	The Hain Celestial Group, Inc.
Calavo Growers, Inc.	Lancaster Colony Corporation	The Simply Good Foods Company
Flowers Foods, Inc.	Lassonde Industries Inc.	Tootsie Roll Industries, Inc.
Hostess Brands, Inc.	National Beverage Corp

Direct Compensation Components

Base Salary

Base salaries are intended to compensate the executive officers and all other salaried associates for their basic services performed for us on an annual basis. In setting base salaries, we take into account the associate’s experience, the functions and responsibilities of the job, salaries for similar positions within our peer group and for competitive positions in the food industry generally and any other factor relevant to that particular job. Generally, we attempt to pay at the median of our peer group for each job but do not confine ourselves to this practice if other factors such as experience warrant a lower or higher base salary. Base salaries may be adjusted annually based on executive officer performance and, in some circumstances, adjusted throughout the year to address competitive pressures or changes in job responsibilities. Our Chief Executive Officer recommends to the Compensation Committee the base salaries for executives reporting directly to him. The Chief Executive Officer’s base salary and annual merit adjustment is approved by the Compensation Committee, subject to such further action of the Board of Directors as the Board of Directors shall determine. Adjustments for all other executives are recommended by the Chief Executive Officer and approved by the Compensation Committee.

Base Salary Changes

In February 2021, each of Messrs. Lissette, Devore and Schreiber were eligible to receive a merit increase based on his performance in the preceding year. Our merit increase may range from 0% to 6% of base salary based on individual performance. In order to demonstrate commitment to achieving our 2021 Plan goals, the names executive officers requested that the Board of Directors and Compensation Committee, respectively, forego or minimize any merit increase to their base salary. Mr. Lissette’s compensation was restructured in connection with the consummation of the Business Combination, including a reduction in his base pay. Beginning on August 28, 2020, Mr. Lissette’s annual base pay was reduced to $750,000.00.

2021 PROXY STATEMENT 31

The table below reflects the base amounts that were prescribed for fiscal year 2020, and not actual base pay received.

NAMED EXECUTIVE OFFICER	2020 ANNUAL BASE SALARY(1)	2021 ANNUAL BASE SALARY MERIT INCREASE	2021 ADDITIONAL ANNUAL BASE SALARY ADJUSTMENTS	2021 BASE SALARY
Dylan B. Lissette	$750,000	0.0%	N/A	$750,000
Cary Devore	500,000	0.0%	N/A	500,000
Mark Schreiber	414,105	1.5%	N/A	418,246

(1)Amounts reflect annualized salaries following consummation of the Business Combination.

Annual Cash Incentive Award Program (“Annual Bonus Plan” or “ABP”)

2020 ABP Design

In 2020, we adopted our ABP, which provides for a cash bonus to our management team, including our named executive officers, upon achievement of specific performance milestones for us and the participants. We use our ABP to reward achievement of our annual financial performance goals, and to establish appropriate company performance expectations to ensure that our executives are accountable for our continued growth and financial performance, specifically for achieving annual sales, annual profit, and operational goals.

Awards under the ABP were calculated by multiplying a participant’s base salary for fiscal 2020 by the individual’s target award percentage, and multiplying the result by the sum of 50% of our Adjusted EBITDA score, 30% of our Net Sales score and 20% of the individual performance score (“IPS”), as follows:

ANNUAL BONUS = BASE SALARY X TARGET % X ((50% ADJUSTED EBITDA SCORE) + (30% NET SALES SCORE) + (20% IPS))

For each performance measure, 100% of the bonus opportunity will be paid with respect to such metric if target performance is achieved, and a bonus ranging from 50% to 200% would be paid with respect to such performance measure at the threshold and maximum results. No bonus will be allocated to a performance measure if minimum threshold results are not achieved. The formula for fiscal 2020 was constructed with upside potential so that if we exceeded our company performance and individual target performance, the annual bonus could be greater than 100% of the target annual bonus.

The Board of Directors approves the pool for the ABP contained in our annual budget; the Compensation Committee approves actual payment of bonuses pursuant to the ABP and the bonuses paid to, or accrued on behalf of, the named executive officers. The Compensation Committee does not have the discretion to award bonuses under the ABP if the applicable performance factors have not been met.

Company Performance Factors: Adjusted EBITDA and Net Sales

For fiscal year 2020, the Board of Managers of UBH prior to the Business Combination selected, and our Compensation Committee confirmed following the Business Combination, Adjusted EBITDA and Net Sales as the company performance measures because these performance measures most directly align with our growth strategy and generally have the best correlation with shareholder value.

The Adjusted EBITDA and Net Sales goals and results for fiscal 2020 are set forth below:

	FISCAL 2020 GOALS ($ MILLIONS)
	THRESHOLD	TARGET	MAXIMUM	FISCAL 2020 RESULTS ($ MILLIONS)
Adjusted EBITDA	$112.8 (95% of Target)	$119.0	$132.0 (111% of Target)	$133.9
Net Sales	880.7 (97% of Target)	906.7	943.1 (104% of Target)	964.3

The Adjusted EBITDA and Net Sales goals and results were calculated for purposes of the ABP in accordance with pre- established rules established by the our Board of Managers prior to the Business Combination selected and confirmed by our Compensation Committee following the Business Combination. Net Sales was our combined revenue for the Successor period from August 29, 2020 through January 3, 2021 and the Predecessor period from December 30, 2019 through August 28, 2020, excluding the effects of the impact of changes in GAAP and the effects of business combinations and divestitures subject to pre- established criteria and thresholds. Adjusted EBITDA was defined as Net Income before Interest, Income Taxes, and Depreciation and Amortization, further adjusted to exclude certain non-cash items, such as stock-based compensation, hedging and purchase commitments adjustments, and asset impairments; acquisition and integration costs; business transformation initiatives; and financing-related costs. Adjusted EBITDA also excludes the effects of the impact of changes in GAAP and the effects of business combinations and divestitures subject to pre-established criteria and thresholds. We did not make any subsequent adjustments in response to the COVID-19 pandemic.

Individual Performance Score (IPS)

Each executive officer has individual objectives set at the beginning of the year, as shown below, which are reflective of his or her responsibilities based on his or her role. The Compensation Committee determines an IPS for the Chief Executive Officer based on a review of his performance during the fiscal year. For the other executive officers, the Chief Executive Officer recommends an IPS at the end of the performance year based on the achievement against the individual objectives, and the IPS are reviewed and approved by the Compensation Committee.

IPS RATING	IPS
Significantly Exceeded Expectations (5)	150-200%
Exceeded Expectations (4)	120-150%
Met Expectations (3)	80-120%
Below Expectations (2)	50-80%
Unsatisfactory (1)	0%

2020 ABP Results

Our actual Net Sales performance of $964.3 million, resulted in a 200% payout for this component of the ABP.

Our actual Adjusted EBITDA performance of $133.9 million, resulted in a 200% payout for this component of the ABP.

The Committee evaluated the individual contributions of our named executive officers in addition to their efforts in delivering our overall results and operational goals. In evaluating the individual performance of our named executive officers, the following scores were determined based on performance against individual objectives:

■	Mr. Lissette received a 165% score for his individual objectives, with performance highlights including the navigation of the successful Business Combination, successful navigation through the COVID pandemic, while significantly over-delivering versus targets, and acquisitions of the HK Anderson business and Truco Holdco Inc.

■	Mr. Devore received a 185% score for his individual objectives, with performance highlights including strong financial management, enhancing organizational talent, successful transition of Utz as a public company following the Business Combination, as well as successful integrations of Tim’s Cascade and Snyder of Berlin teams into Utz, among others.

■	Mr. Schreiber received a 150% score for his individual objectives, with performance highlights including record company sales in fiscal 2020, as well as strengthening the sales and marketing team which we believe will produce future growth of our business, among others.

2021 PROXY STATEMENT 33

EXECUTIVE AND DIRECTOR COMPENSATION (CONT.)

Based upon the Company score and the individual scores, the 2020 ABP Awards were calculated as follows:

NAMED EXECUTIVE OFFICER	BASE SALARY	TARGET %	ADJUSTED EBITDA SCORE	NET SALES SCORE	IPS	2020 ANNUAL BONUS
Dylan B. Lissette	$ 1,295,844(1)	100%	200%	200%	165%	$ 2,500,979
Cary Devore	500,000	75%	200%	200%	185%	738,750
Mark Schreiber	414,105	60%	200%	200%	150%	472,080

(1)	Reflects actual base salary paid to Mr. Lissette during fiscal 2020, based on an annualized salary of $1,500,000 prior to the consummation of the Business Combination and $750,000 following the consummation of the Business Combination.

Annual bonuses for 2020 were approved by the Committee and paid to the participants on March 18, 2021.

Long-Term Incentives

2020 Omnibus Equity Incentive Plan

In connection with the consummation of the Business Combination, we adopted, with stockholder approval, the Utz Brand Inc. 2020 Omnibus Equity Incentive Plan, so that we can provide our named executive officers and other key associates with equity- based long-term incentives. The equity awards are also subject to service conditions, which are more fully described below, that are meant to serve as a retention tool.

2020 Awards

On August 29, 2020, we granted nonqualified stock options, and on November 2, 2020 we granted performance share units, to Messrs. Lissette, Devore, and Schreiber (along with other members of our management team) under the 2020 Omnibus Equity Incentive Plan.

Stock Options

We grant stock options because we believe that they provide executives with a strong incentive to continue employment with us and focus on creating long-term shareholder value. The ultimate value received by option holders is directly tied to increases in our stock price, and the stock options serve to link the interests of management and stockholders and to motivate executives to make decisions that will increase the long-term total return to our stockholders. The number of options awarded to each executive is based on an award value that is fixed at the date of grant.

On August 29, 2020, the Compensation Committee granted nonqualified stock options to purchase shares of our Class A Common Stock at a per share exercise price of $16.34 to the following executives in the following amounts:

NAMED EXECUTIVE OFFICER	NUMBER OF SHARES OF CLASS A COMMON STOCK SUBJECT TO OPTION
Dylan B. Lissette	149,204
Cary Devore	37,301
Mark Schreiber	30,893

Performance Share Units

Our performance share units provide the participant with the opportunity to earn shares of our Class A Common Stock if we achieve certain thresholds with respect to relative total shareholder return. The performance share units granted on November 2, 2020 consist of two performance periods, each with respect to 50% of the target shares subject to the performance share unit. The first performance period is from August 31, 2020 through December 31, 2022 and the second performance period is from August 31, 2020 to December 31, 2023. The number of shares subject to the performance share units that vest and are settled at the end of each performance period is based on the Company’s cumulative total shareholder return relative to the total shareholder returns of members of a performance peer group.

The Compensation Committee approved a performance peer group as a means of establishing performance targets for the 2020 grants of our performance share units. At the end of the performance period, the Company’s total shareholder return position will be ranked relative to the total shareholder returns of each member of the performance peer group. Our performance is measured against the companies in the performance peer group that remain within the performance peer group for the entire performance period. The companies in the performance peer group consist of the same fourteen other consumer products companies in our peer group for overall compensation purposes, nearly all of which are focused on food and beverage in North America. The companies in the performance peer group for the performance period noted above are:

B&G Foods, Inc.	J & J Snack Foods Corp.	Prestige Consumer Healthcare Inc.
BellRing Brands, Inc.	John B. Sanfilippo & Sons, Inc.	The Hain Celestial Group, Inc.
Calavo Growers, Inc.	Lancaster Colony Corporation	The Simply Good Foods Company
Flowers Foods, Inc.	Lassonde Industries Inc.	Tootsie Roll Industries, Inc.
Hostess Brands, Inc.	National Beverage Corp

The total number of performance share units that vest is based on the ranking of our total shareholder return relative to the total shareholder return of each of our peer companies, and ranges from a 200% payout for ranking in the 90th percentile or above, to 100% payout for ranking at the 50th percentile, 50% payout for ranking at the 30th percentile, and 0% payout for ranking below the 30th percentile with percentiles interpolated between these payouts.

Performance share units that become vested also entitle the holder to be credited with dividend equivalent payments in cash, with such dividend equivalents payable when, and to the extent, the performance share units are settled (or such accrued dividend equivalents will be forfeited to the extent the performance share units are forfeited).

On November 2, 2020, the Board granted performance shares to the following executives in the following amounts, and such amounts assume that 50th percentile level of performance is achieved (with the actual number of shares to be earned based on the performance criteria described above):

NAMED EXECUTIVE OFFICER	NUMBER OF SHARES OF CLASS A COMMON STOCK SUBJECT TO PERFORMANCE SHARE UNITS ASSUMING 100% PAYOUT AT 50% PERFORMANCE
Dylan B. Lissette	49,735
Cary Devore	12,434
Mark Schreiber	10,298

2021 PROXY STATEMENT 35

EXECUTIVE AND DIRECTOR COMPENSATION (CONT.)

2020 Long-Term Incentive Plan (“2020 LTIP”)

Prior to the Business Combination, Utz Quality Foods, LLC (“Utz Quality Foods”) maintained a 2018 Long-Term Incentive Plan (the “2018 LTIP”). In connection with the Business Combination, each participant in the 2018 LTIP was offered the opportunity to, and ultimately elected to convert his or her 2018 LTIP awards into restricted stock units under the 2020 LTIP (the “2020 LTIP RSUs”).

2018 LTIP:

The 2018 LTIP was intended to reward participants based on appreciation in the equity values of our business through the issuance of Phantom Units to participants. The Phantom Units represent an award of an unfunded, unsecured promise by us to pay to each participant a value equal to one ten thousandth of (x) the fair market value of the equity interests of our business plus $300,000,000, less (y) a specified hurdle value determined by the administrator of the 2018 LTIP, subject to certain automatic adjustments. The value represented by the portion of each Phantom Unit that has become vested under each Phantom Unit award will be paid no later than 30 days following a distribution event, which occurs upon the earlier of a change in control of Utz Quality Foods or December 31, 2021. The consummation of the Business Combination was not a change in control of Utz Quality Food under the 2018 LTIP.

Prior to the conversion of the Phantom Units into 2020 LTIP RSUs (as described further below), each award of Phantom Units granted to the named executive officers vested 20% on December 31 of each calendar year and becomes fully vested on December 31, 2021, provided that any participant in the 2018 LTIP will forfeit the vested and unvested portion of his or her Phantom Unit award upon his or her termination by us for cause (as defined in the 2018 LTIP) or voluntarily by the participant without our consent other than for good reason (as defined in the 2018 LTIP), or violation of certain restrictive covenants by the participant as set forth more fully in the 2018 LTIP. If a change in control of Utz Quality Foods were to occur prior to December 31, 2021, and either (i) the participant is an employee as of the date of such change in control or (ii) the participant was an employee within 180 days prior to the date of such change in control and the participant’s employment was terminated for any reason before the date of such change in control, other than termination by us for cause or voluntary termination by the participant without our written consent other than for good reason, then such participant’s Phantom Units would have become 100% vested.

The value, if any, that would have been required to be paid by us following a distribution event would have been paid in cash or, in the event the distribution event was a change in control and a portion of the consideration paid pursuant to such change in control is stock listed on a public securities exchange, we would have been entitled to elect to pay a proportionate percentage of the aggregate consideration that is paid for a Phantom Unit in the form of such stock. Pursuant to an amendment to and restatement of the 2018 LTIP into the 2020 Long-Term Incentive Plan (the “2020 LTIP”) that became effective upon the consummation of the Business Combination, the value, if any, to be paid by us following a distribution event, may be paid in the form of cash, publicly traded stock that is listed on a securities exchange, or partly in cash and partly in publicly traded stock that is listed on a securities exchange.

2020 LTIP RSUs:

In connection with the Business Combination, each participant in the 2018 LTIP was offered the opportunity to, and ultimately elected to, convert his or her Phantom Units into 2020 LTIP RSUs. Participants in the 2018 LTIP who elected to convert their Phantom Units into restricted stock units under the 2020 LTIP will also have their restricted stock units vested in full, provided that any participant in the 2020 LTIP will forfeit the vested and unvested portion of his or her 2020 LTIP RSUs upon his or her termination by us for cause or voluntary termination by the participant without our consent other than for good reason, or violation of certain restrictive covenants by the participant. The conversion of the 2018 LTIP Phantom Units was accounted for as a modification under ASC 718. The 2020 LTIP RSUs are equity-classified due to settlement being in shares.

The following table describes outstanding 2020 LTIP RSUs issued to our named executive officers during fiscal year 2020 and outstanding as of January 3, 2021, the last day of fiscal year 2020. The first column reflects the conversion of Phantom Units that were outstanding as of December 29, 2019, the last day of fiscal year 2019, into 2020 LTIP RSUs at the consummation of the Business Combination. Each of these 2020 LTIP RSUs awarded to our named executive officers provides for the payment of an additional amount equal to the difference between the amount of local, state and federal taxes with respect to the named executive officer’s receipt of a payment in connection with the 2020 LTIP RSUs and the amount to which the named executive officer would have been paid if the 2020 LTIP RSUs received long-term capital gains treatment rather than ordinary income tax treatment. The second column reflects additional Phantom Units issued during fiscal year 2020, which were converted into 2020 LTIP RSUs upon the consummation of the Business Combination. Such 2020 LTIP RSUs do not provide any additional payment with respect to tax incurred by the participant.

NAMED EXECUTIVE OFFICER	NUMBER OF SHARES OF CLASS A COMMON STOCK SUBJECT TO 2020 LTIP RSUs FROM CONVERSION OF PHANTOM UNITS OUTSTANDING AS OF DECEMBER 29, 2019	NUMBER OF SHARES OF CLASS A COMMON STOCK SUBJECT TO 2020 LTIP RSUs FROM CONVERSION OF PHANTOM UNITS ISSUED DURING FISCAL YEAR 2020	TOTAL
Dylan B. Lissette	119,454	—	119,454
Cary Devore	119,454	14,557	134,011
Mark Schreiber	119,454	—	119,454

2021 Employee Stock Purchase Plan

On December 10, 2020, our Board adopted the Utz Brands, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), subject to approval by our stockholders. A description of the ESPP is included under Proposal No. 2 for the approval of the ESPP.

Covenants and Clawback

Each of the executives who is granted an option or a performance share unit is subject to restrictive covenants related to non- competition and non-solicitation for six months following any termination of employment (or, if longer, the period in respect of which the executive receives severance benefits) and covenants for an indefinite period of time covering confidentiality and non-disparagement. Under the award agreements, if the Compensation Committee determines in good faith that the participant has breached or threatened to breach any restrictive covenant, the participant will be required to pay us an amount equal to the proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.

Employment Arrangements

Except as described below, we have not entered into employment offer letters or employment agreements with our named executive officers. Except as described below and in “— Severance, Change of Control and Other Programs — Change in Control, Severance and Retirement Benefits,” each of the named executive officers is employed on an at-will basis. The summaries below are qualified in their entirety by reference to the actual text of the applicable offer letter, which are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended January 3, 2021.

Dylan Lissette Offer Letter

Upon the consummation of the Business Combination, Mr. Lissette accepted an offer letter to serve as our Chief Executive Officer (the “Lissette Offer Letter”). Following the Closing of the Business Combination, Mr. Lissette’s service to us commenced on an at-will basis, subject to the terms and conditions set forth in the Lissette Offer Letter. Mr. Lissette’s initial base salary following the Business Combination is $750,000 and subject to annual review by the Compensation Committee. Mr. Lissette is also eligible to participate in our ABP, subject to the terms and conditions approved by the Compensation Committee. The target bonus is 100% of Mr. Lissette’s annual base salary, with a maximum bonus equal to 200% of his annual base salary. Mr. Lissette is also eligible to participate in the 2020 Omnibus Equity Incentive Plan. Mr. Lissette’s initial grant under the 2020 Omnibus Equity Incentive Plan consisted of a stock option to purchase up to 149,204 shares of Class A Common Stock and performance share units, which settle into 49,735 shares of Class A Common Stock at 50th percentile performance. See “—Long Term Incentives—2020 Omnibus Equity Incentive Plan.” In addition, Mr. Lissette is eligible to participate in the Utz Brands, Inc. Change in Control Severance Benefit Plan, which provides for severance in connection with certain qualifying terminations, including qualifying terminations in connection with a change in control, as described in greater detail under “— Severance, Change of Control and Other Termination-Related Programs — Change in Control, Severance and Retirement Benefits.” Mr. Lissette is also able to participate in other Utz benefit programs consistent with other associates.

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EXECUTIVE AND DIRECTOR COMPENSATION (CONT.)

Mark Schreiber Offer Letter

Pursuant to an offer letter, effective April 12, 2017, Mr. Schreiber joined Utz Quality Foods as Chief Customer Officer. Mr. Schreiber became the Executive Vice President & Chief Customer Officer, Sales and Marketing in October 2020. Mr. Schreiber’s offer letter sets forth the principal terms and conditions of his employment, including his initial annual base salary of $375,000 for the period beginning on his hire date. Mr. Schreiber’s offer letter also provides for a one-time signing bonus of $250,000, reimbursement of reasonable relocation expenses up to $130,000, and eligibility to participate in our annual bonus program. Mr. Schreiber’s offer letter also provides that he is eligible to participate in the 2018 LTIP. See “—Long Term Incentives—2020 Long-Term Incentive Plan” for a description of awards initially granted under the 2018 LTIP. Mr. Schreiber is also eligible to receive severance in certain circumstances. See “— Severance, Change of Control and Other Programs — Change in Control, Severance and Retirement Benefits.” We also permit Mr. Schreiber to participate in the Utz Quality Foods, LLC Profit Sharing/401(k) Plan — see “— Severance, Change of Control and Other Programs — Profit Sharing/401(k) Plan”— under which we match 20% of Mr. Schreiber’s salary deferrals up to a limit of 6% of his wages and may make discretionary profit sharing contributions.

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan, the Utz Quality Foods, Inc. Nonqualified Deferred Compensation Plan, which became effective January 1, 2008, and amends and restates a prior plan, which became effective March 24, 1998. The plan permits each associate selected by us to participate in the plan to defer from base salary up to the lesser of $999,999 or 50% of the participant’s base salary, and the full annual bonus, if any, paid to such associate. We may, in our sole discretion, make contributions to a participant’s deferred compensation account. We may make contributions to the plan to the extent contributions to our profit sharing/ 401(k) plan exceed the limits set forth in Section 401(a)(17) of the Internal Revenue Code, see “— Severance, Change of Control and Other Programs — Profit Sharing/401(k) Plan.” During fiscal year 2020, we did not make any excess contributions to the plan for our named executive officers. Amounts contributed to the plan by either the participant or us are fully vested at the time of contribution. The contributed amounts are held in a grantor trust by us and invested pursuant to instruction by the participants. Except in connection with an unforeseeable emergency, death, disability, or if we decide to distribute all amounts credited to a participant’s account in connection with a change in control, the amounts credited to such participant’s account will not be distributed until either a date specified by the participant or the participant’s separation from service from our company. Distributions from the participant’s account may be made either in a lump sum or monthly payments over a period that may be between one year and five years.

Severance, Change of Control and Other Programs

Profit Sharing/401(k) Plan

We maintain a contributory 401(k) retirement plan, the Utz Quality Foods, LLC Profit Sharing/401(k) Plan, which was amended and restated October 16, 2019. The plan covers most of our associates, including our named executive officers. Eligible associates may contribute up to 50% of their salary to the plan, subject to limitations under applicable federal tax laws. In fiscal year 2020, the plan provided for matching contributions of up to 20% of deferrals made by most participants, not to exceed 6% of the participant’s wages. The matching contribution formula is applied on a payroll-to-payroll basis. In addition, we may make discretionary, or profit sharing, contributions to the plan. The aggregate contributions, both matching contributions and discretionary contributions in 2020 were $7.8 million, of which $1.6 million represented matching contributions and $6.2 million represented discretionary contributions.

Change in Control, Severance and Retirement Benefits

Our severance plans provide benefits in the form of a temporary source of income in the event an executive officer is involuntarily separated from service. We believe our severance benefits are generally consistent with competitor companies of comparable size and provide a bridge of pay and benefits to assist displaced executives in finding future employment. The summary of the plans described below are qualified in their entirety by reference to the actual text of the plans, which are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended January 3, 2021.

Utz Brands, Inc. Executive Severance Benefit Plan

Upon the consummation of the Business Combination, we implemented the Utz Brands, Inc. Executive Severance Benefit Plan. Under the plan, we provide severance benefits to our Executive Leadership Team (generally, consisting of each of our Executive Officers — see “Executive Officers of Utz Brands, Inc.” — in this instance, other than the Chief Executive Officer) and each member of the Executive Officer Team with the title of Senior Vice President. Subject to the execution and non-revocation of a release and non-competition agreement by an eligible employee, upon a qualifying termination and satisfaction of each of the other conditions set forth in the plan, (x) an eligible employee who is a member of the Executive Leadership Team will receive in equal installments 100% of his or her annual base salary in the form of payroll continuation payments beginning on the first day of the payroll period immediately following both the termination date and the date on which the release and non-competition agreement becomes effective and non-revocable (the “Payment Commencement Date”) and ending on the one-year anniversary of the Payment Commencement Date, and (y) an eligible employee who is a member of the Executive Officer Team with a title of Senior Vice President will receive in equal installments 50% of his or her annual base salary in the form of payroll continuation payments beginning on the Payment Commencement Date and ending on the six-month anniversary of the Payment Commencement Date or the termination date.

In addition, if an eligible employee experiences a termination qualifying under the plan and on the termination date was eligible to earn a performance based annual cash bonus in respect of the fiscal year in which the termination date occurs, the eligible employee will receive a payment equal to the annual bonus, calculated based on actual performance during the applicable performance period as though the eligible employee continued in our employment. Such payment will be prorated based on the number of days during the applicable performance period that the eligible employee was employed by us, and paid at the time that annual bonuses are paid to our active employees. Eligible employees will also receive outplacement services during the severance period and are permitted to continue certain health and welfare benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for up to 18 months following the termination date.

Only members of our Executive Leadership Team who terminate their employment with good reason or any eligible employee whose employment is terminated by us or our affiliates (other than for cause and other than during an eligible employee’s disability) will receive severance under the plan, unless the eligible employee is offered comparable employment by us or any of our affiliates.

In the event that an eligible employee becomes entitled to receive or receives any payments, options, awards or benefits under the plan or any other plan, agreement, or arrangement with us, or with any person whose actions result in a change in control or an affiliate of such person that may separately or in the aggregate constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and it is determined that, but for the terms of the plan, any of the payments will be subject to an excise tax pursuant to Section 4999 of the Code, we will pay to the eligible employee either (i) the full amount of the payment or (ii) an amount equal to the payments reduced by the minimum amount necessary to prevent any portion of the payments from being an “excess parachute payment,” which ever of the foregoing amounts results in the receipt by the eligible employee, on an after-tax basis, of the greatest amount of payment, notwithstanding that all or some portion of the payments may be subject to the excise tax.

Utz Brands, Inc. Change in Control Severance Benefit Plan

Upon the consummation of the Business Combination, we implemented the Utz Brands, Inc. Change In Control Severance Plan. Under the plan, we will provide severance benefits to the Chief Executive Officer and each other member of our Executive Leadership Team and other executives selected on an individual basis. Subject to the execution and non-revocation of a release and non-competition agreement by an eligible employee upon a termination of employment of an eligible employee (a) either (i) by us (other than for cause and other than during an eligible employee’s disability), (ii) by such eligible employee for good reason, in each case within the 90 days prior or two years following a change in control, or (b) at the request of an acquirer or potential acquirer in connection with, or prior to, a change in control (a “Change in Control Termination”), provided, that, any termination of the employment of such eligible employee will not be considered a Change in Control Termination if the eligible employee is offered comparable employment by us or any of our affiliates, and satisfaction of each of the other conditions set forth in the plan, (x) the Chief Executive Officer will receive in equal installments 200% of the sum of his or her annual base salary and target annual cash bonus in the form of payroll continuation payments, beginning on the Payment Commencement Date and ending on the two-year anniversary of the Payment Commencement Date, and (y) an eligible employee who is a member of the

2021 PROXY STATEMENT 39

EXECUTIVE AND DIRECTOR COMPENSATION (CONT.)

Executive Leadership Team will receive in equal installments 150% of the sum of his or her annual base salary and target annual cash bonus in the form of payroll continuation payments beginning on the Payment Commencement Date and ending on the 18-month anniversary of the Payment Commencement Date. Other participants, if any, will receive such amounts as determined by the Compensation Committee. In addition, in the event the Chief Executive Officer experiences a good reason termination or experiences a termination of employment by us other than for cause and other than during the Chief Executive Officer’s disability, that is not a Change in Control Termination (a “Chief Executive Officer Non-Change in Control Termination”), then beginning on the Payment Commencement Date and ending on the last day of the 18-month anniversary of the Payment Commencement Date, the Chief Executive Officer will be entitled to receive in equal installments 150% of his or her annual base salary in the form of payroll continuation payments.

In addition, if an eligible employee experiences a Change in Control Termination or Chief Executive Officer Non-Change in Control Termination and on the termination date was eligible to earn a performance based annual cash bonus in respect of the fiscal year in which the termination date occurs, the eligible employee will receive a payment equal to the annual bonus, calculated based on actual performance during the applicable performance period as though the eligible employee continued in our employment. Such payment will be prorated based on the number of days during the applicable performance period that the eligible employee was employed by us, and paid at the time that annual bonuses are paid to our active employees. Upon a Change in Control Termination or Chief Executive Officer Non-Change in Control Termination, eligible employees will also receive outplacement services during the severance period and continuation of welfare benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for up to 18 months following the termination date.

In the event that an eligible employee becomes entitled to receive or receives any payments, options, awards or benefits under the plan or any other plan, agreement, or arrangement with us, or with any person whose actions result in a change in control or an affiliate of such person that may separately or in the aggregate constitute a “parachute payment” within the meaning of Section 280G of the Code and it is determined that, but for the terms of the plan, any of the payments will be subject to an excise tax pursuant to Section 4999 of the Code, we will pay to the eligible employee either (i) the full amount of the payment or (ii) an amount equal to the payments reduced by the minimum amount necessary to prevent any portion of the payments from being an “excess parachute payment,” which ever of the foregoing amounts results in the receipt by the eligible employee, on an after-tax basis, of the greatest amount of payment, notwithstanding that all or some portion of the payments may be subject to the excise tax.

Stock Ownership

One of the key objectives of our executive compensation program is to align the interests of our directors, including our Chief Executive Officer, with the long-term interests of our stockholders. We believe that an effective way of achieving this alignment is to ensure that each of our directors is a stockholder and has a significant financial interest in our business. Our Board of Directors adopted Stock Ownership Guidelines which require our Chief Executive Officer and our directors to own our securities having a value equal to the amounts set forth below:

Chief Executive Officer	6 times the CEO’s annual salary
Chairman	6 times the annual Board retainer
Non-employee Director	5 times the annual Board retainer

In the event a director has not reached his or her ownership guidelines, he or she will be required to retain 100% of net shares realized upon the vesting of equity awards until he or she has reached the required ownership level.

Restrictions on Short Sales or Speculative Transactions by All Directors and Associates.

See “Corporate Governance - Corporate Governance Policies - Restrictions on Short Sales or Speculative Transactions by All Directors and Associates” for a description of our restrictions short sales or speculative transactions by all of our Directors and associates.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to the Company, or any of our subsidiaries, for the last two completed fiscal years.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY	BONUS(1)	STOCK AWARDS(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3)	ALL OTHER COMPENSATION(4)	TOTAL
Dylan B. Lissette Chief Executive Officer	2020	$1,295,844(5)	$365	$2,999,856	$2,383,056	$16,620	$6,695,741
	2019	1,512,469(5)	625,030	—	—	98,844	2,236,343
Cary Devore Executive Vice President, Chief Financial Officer	2020	501,923	365	1,528,959	738,750	11,400	2,781,397
	2019	387,366	481,610	843,955	—	33,673	1,746,604
Mark Schreiber Executive Vice President, Chief Customer Officer, Sales & Marketing	2020	421,597	365	1,193,247	472,079	19,361	2,106,649

(1)	In accordance with the SEC’s rules, the amount disclosed reflects bonus compensation earned with respect to such fiscal year, whether or not actually paid in such fiscal year. The bonus amount listed in the bonus column for fiscal year 2020 with respect to each named executive officer reflects a broad-based bonus paid to our associates episodically across fiscal year 2020. The bonus amount listed in the bonus column for fiscal year 2019 with respect to each named executive officer for 2019 includes (i) a bonus paid in the discretion of our management team in recognition of the named executive officer’s contribution to several company factors, including our annual Adjusted EBITDA, Adjusted Net Sales, and acquisition and integration efforts, and personal performance factors, including leadership, strategic planning, execution and contribution to financial goals, (ii) a discretionary bonus paid to each such named executive officer in recognition of consummating the acquisition of each of Kennedy and Kitchen Cooked and (iii) a broad-based bonus paid to our associates episodically across fiscal year 2019.
(2)	Amounts set forth in this column represent the aggregate grant date fair value of equity awards granted to each named executive officer, in accordance with Accounting Standards Codification Topic No. 718. For fiscal year 2020, such amounts also include the stock-based compensation modification expense associated with the conversion of the Phantom Units under the 2018 LTIP into 2020 LTIP RSUs. For a discussion of the assumptions made in such valuation of the equity awards reported in this column with respect to fiscal year 2020, see Note 1 “Operations and Summary of Significant Accounting Policies” to our audited financial statements for the fiscal year ended January 3, 2021, included in our Annual Report on Form 10-K. The assumptions used in calculating the aggregate grant date fair value of the equity awards reported in this column with respect to fiscal year 2019 are set forth under the heading “ — Valuation of Phantom Units.” For details regarding the vesting conditions of these equity awards, see the “— Outstanding Equity Awards at Fiscal Year-End” table below.
(3)	Represents annual performance-based cash incentives. For a discussion of the determination of these amounts, please see the section below entitled “— Annual Cash Incentive Award Program (“Annual Bonus Plan” or “ABP”).”
(4)	The amounts listed under “All other Compensation” column for fiscal 2020 include: (i) matching contributions by us under the Utz Quality Foods, LLC Profit Sharing/401(k) Plan and (ii) other perquisites and personal benefits and details about these amounts are set forth in the table below:

NAME	CONTRIBUTIONS UNDER PROFIT SHARING/401(K) PLAN ($)(a)	OTHER ($)	TOTAL ($)
Dylan B. Lissette	$15,292	$1,328(b)	$16,620
Cary Devore	11,400	—	11,400
Mark Schreiber	15.302	4,059(c)	19,361

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EXECUTIVE AND DIRECTOR COMPENSATION (CONT.)

(a)	Amounts listed in this column reflect matching contributions by us under the Utz Quality Foods, LLC Profit Sharing/401(k) Plan.

(b)	Goods or services provided to the named executive officers are perquisites or personal benefits only if they confer a personal benefit on the executive; however, goods or services that are directly and integrally related to the executive’s job duties, or are offered generally to all employees, or for which the executive fully reimburses Utz, are not perquisites or personal benefits. Generally it has been our historical practice that goods or services that provide personal benefit that are not directly and integrally related to the executive’s job duties, and not offered generally to all employees, have been fully reimbursed to us by the executive. If they exist, perquisites and other personal benefits are reported at Utz’s aggregate incremental cost. Oxford Hill, LLC, an entity controlled by Michael W. Rice, a member of the Company Board, and owns an aircraft. In fiscal 2020, occasionally Mr. Lissette and guests were permitted to use for non-business travel aircraft leased by us from Oxford Hill. Such use was subject to availability and Mr. Lissette reimbursing us for the aggregate incremental cost of such flights. Nevertheless on such occasions, Mr. Lissette was imputed income for such use at the rates applicable under the standard industry fare level (“SIFL”) rules for any such fringe-benefit flights of $1,328. We do not provide tax gross-ups for such imputed income. Except for imputed income under SIFL rules, Mr. Lissette fully reimbursed us for personal use of any aircraft leased by us. After the Business Combination, Mr. Lissette no longer uses the aircraft for personal use through the Company.

(c)	Mr. Schreiber was subject to income recognition for personal use of a company automobile.

(5)	Reflects (a) annual base salary of $1,500,000 through the Closing Date of the Business Combination and an annual base salary of $750,000 following the Closing Date of the Business Combination, and (b) aggregate cash fees of $2,400 and $4,800 per annum paid by us prior to the Business Combination to each member of the Boards of Managers of the Continuing Members as total combined fees for service on both boards of managers during fiscal years 2020 and 2019, respectively.

Valuation of Phantom Units

In the absence of a public trading market for our securities prior to the consummation of the Business Combination, the administrator of the 2018 LTIP determined the estimated fair value of the equity-based compensation awards at the date of grant based upon several factors, including its consideration of input from management and contemporaneous third-party valuations.

The assumptions we used in the valuation models are highly complex and subjective. We base our assumptions on future expectations combined with management judgment and considered numerous objective and subjective factors to determine the fair value of the Phantom Units as of the grant date including, but not limited to, the following factors:

■	Lack of marketability;

■	Our actual operating and financial performance;

■	Current business conditions and projections;

■	The U.S. capital market conditions; and

■	Likelihood of achieving a liquidity event, such as the Business Combination, given prevailing market conditions.

The valuation of the equity-based compensation awards involved a two-step process. First, we determined our business enterprise value using a total enterprise value based on the income approach, specifically a discounted cash flow, or DCF, analysis, and two variations of the market approach, specifically the guideline publicly traded company method and the merged and acquired company method. The values determined by the income and the market approaches were comparable and were accorded weights of 45%, 45% and 10%, respectively. Second, the business total equity value was allocated among the securities that comprised our capital structure using the Option-Pricing Method, or “OPM”. See below for a description of the valuation and allocation methods.

The DCF analysis required the development of forecasted future cash flows, including our sales, expenses, depreciation, capital expenditure and working capital needs. Since prior to the Closing of the Business Combination we did not pay corporate level income tax, we valued the business from an exit perspective of a market participant and applied a 30.0% effective cash tax rate in the analysis. The discrete forecast period analyzed extends to the point at which we will be expected to have an annual long- term growth rate of 2.0%, roughly commensurate with analyst U.S. gross domestic product growth expectations. We computed the debt-free cash flow for each projected fiscal year by adjusting the projected financial information for depreciation, capital expenditures and incremental working capital. The projected cash flows of the discrete forecast period are discounted to a present value employing a discount rate that properly accounts for the estimated market weighted average cost of capital. Finally, an assumption is made regarding the sustainable long-term rate of growth beyond the discrete forecast period, and a residual value is estimated and discounted to a present value. The sum of the present value of the discrete cash flows and the residual, or “terminal” value represents the estimated fair value of our total enterprise value. This value is then adjusted for non-operational assets, liabilities and interest bearing debt to conclude our total equity value.

The financial forecasts prepared took into account our past results and expected future financial performance. There is inherent uncertainty in these estimates as the assumptions used are highly subjective and may change as a result of new operating data and economic and other conditions that may impact our business.

Once our total equity value is estimated, it is then allocated among our various classes of securities to arrive at the fair value of the awards. For this allocation, the OPM was used for all grants of Phantom Units. The OPM entails allocating the total equity value to the various equity classes based upon their respective claims on a series of call options with strike prices at various value levels depending upon the rights and preferences of each class. A Black-Scholes option pricing model is employed to value the call options.

The following table summarizes the key assumptions used in the OPM allocation as of December 29, 2019:

ASSUMPTIONS:
Time to liquidity event	2 years
Volatility	35.00%
Risk-free rate	1.60%
Dividend yield	0.00%
Lack of marketability discount	10.00%

The expected term of two years represents management’s expected time to a liquidity event as of the valuation date. The volatility assumption is based on the estimated stock price volatility of a peer group of comparable public companies over a similar term. The risk-free rate is based on the yields of U.S. Treasury securities with maturities similar to the expected term. As of December 29, 2019, we used an expected dividend yield of zero, as we did not plan to pay cash dividends with respect to the Phantom Units in the foreseeable future.

The value derived from the OPM model was reduced by a 10.00% lack of marketability discount in the determination of fair values of the awards at the grant date. A discount for lack of marketability was applied to reflect the increased risk arising from the inability to readily sell the equity awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding outstanding awards made to our named executive officers as of our most recent fiscal year end.

	OPTION AWARDS						STOCK AWARDS
NAME	GRANT DATE FOR OPTIONS	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($/SHARE)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OF UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED($)(3)
Dylan B. Lissette	8 /29/2020(1)	—	149,204	—	$16.34	8/28/2030	119,454	$2,635,155	49,735	$1,097,154
Cary Devore	8 /29/2020(1)	—	37,301	—	$16.34	8/28/2030	134,011	$2,956,283	12,434	$274,294
Mark Schreiber	8 /29/2020(1)	—	30,893	—	$16.34	8/28/2030	119,454	$2,635,155	10,298	$227,174

(1)	The shares of Class A Common Stock subject to the stock options granted on August 29, 2020 vest and become exercisable under the following schedule: 50% of the shares subject to the stock option vest and become exercisable on December 31, 2022 and 50% of the shares subject to the stock option vest and become exercisable on December 31, 2023, subject to the participant’s continuous employment through such dates and subject to certain conditions as detailed in our 2020 Omnibus Equity Incentive Plan.

(2)	Each 2020 LTIP RSU granted to the named executive officers will be forfeited upon his or her termination by us for cause or voluntarily by the participant without our consent other than for good reason, or violation of certain restrictive covenants by the participant. If a change in control of Utz Quality Foods under the terms of the 2020 LTIP occurs prior to December 31, 2021, the 2020 LTIP RSUs will become 100% vested, subject to forfeiture as described above.

(3)	Market value is based upon the closing market price of our Class A Common Stock on December 31, 2020, the last trading day prior to the last day of fiscal year 2020.

(4)	Reflects performance share units granted on November 2, 2020. Our performance share units provide the participant with the opportunity to earn shares of our Class A Common Stock if we achieve certain thresholds with respect to relative total shareholder return. The performance share units granted on November 2, 2020 consist of two performance periods, each with respect to 50% of the target shares subject to the performance share unit. The first performance period is from August 31, 2020 through December 31, 2022 and the second performance period is from August 31, 2020 to December 31, 2023. See “Compensation Discussion and Analysis (Narrative to the Summary Compensation Table)—Long-Term Incentives—2020 Omnibus Equity Incentive Plan—Performance Share Units” for further information.

2021 PROXY STATEMENT 43

EXECUTIVE AND DIRECTOR COMPENSATION (CONT.)

DIRECTOR COMPENSATION IN FISCAL 2020

In fiscal year 2020, we adopted a new board of directors compensation program which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of our securities to further align their interests with those of our stockholders. The new program provides the following compensation for non- employee directors:

■	An annual cash retainer of $75,000;

■	An annual cash retainer of $40,000 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee and $10,000 for the chair of the Nominating and Corporate Governance Committee; and

■	An equity retainer with a value of $125,000 upon such director’s election to office, payable in the form of restricted stock units, granted in connection with each annual meeting of stockholders that vests on the earlier of the one-year anniversary of the grant and the next annual meeting of stockholders.

All cash retainers will be payable quarterly in arrears.

For 2020 and 2021, Messrs. Deromedi and Giordano have agreed to waive their director compensation with respect to their service as non-employee directors. As our employees, Messrs. Rice and Lissette will not be eligible for such retainer and other compensation paid to non-employee directors so long as they remain employed by us.

The table below sets forth information regarding director compensation for the fiscal year ended January 3, 2021.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Roger K. Deromedi	$—	$—	$—	$—
Michael W. Rice	206,246(2)	—	13,137	219,383
John W. Altmeyer	29,247	86,000	—	115,247
Timothy P. Brown	28,206(3)	86,000	—	114,206
Christina Choi	25,806	86,000	—	111,806
Antonio F. Fernandez	25,806	86,000	—	111,806
Jason K. Giordano	—	—	—	—
B. John Lindeman	25,806	86,000	—	111,806
Craig D. Steeneck	39,570	86,000	—	125,570

(1)	Amounts set forth in this column represent the aggregate grant date fair value of equity awards granted to each director, in accordance with Accounting Standards Codification Topic No. 718. For a discussion of the assumptions made in such valuation of the equity awards reported in this column with respect to fiscal year 2020, see Note 1 “Operations and Summary of Significant Accounting Policies” to our audited financial statements for the fiscal year ended January 3, 2021, included in our Annual Report on Form 10-K.

(2)	Mr. Rice received an annual salary of $203,846 for his service as Executive Chairman and special advisor to Utz during the period before the Closing Date of the Business Combination, and as Chairman Emeritus and Special Advisor of the Company following the Closing Date of the Business Combination. In connection with the Business Combination, Mr. Rice retired as Executive Chairman and became a member of the Company Board, Chairman Emeritus and Special Advisor. In addition, during fiscal 2020, Mr. Rice received a $2,400 fee in connection with his services as a manager of the Continuing Members. Goods or services provided to Mr. Rice are perquisites or personal benefits only if they confer a personal benefit on him; however, goods or services that are directly and integrally related to his job duties, or are offered generally to all employees, or for which Mr. Rice fully reimburses us, are not perquisites or personal benefits. Generally it has been our historical practice that goods or services that provide personal benefit that are not directly and integrally related to Mr. Rice’s job duties, and not offered generally to all employees, have been fully reimbursed to us by him or entities he controls. If they exist, perquisites and other personal benefits are reported at our aggregate incremental cost. Oxford Hill, LLC, an entity controlled by Mr. Rice, owns certain aircraft. In fiscal 2020, occasionally Mr. Rice and guests were permitted to use for non-business travel aircrafts leased by us from Oxford Hill. Such use was subject to availability and Mr. Rice reimbursing us for the aggregate incremental cost of such flights. Nevertheless on such occasions, Mr. Rice was imputed income for such use subject to income at the SIFL rates for any such fringe-benefit flights of $4,492. In addition we made profit sharing contributions of $8,645 to the Utz Quality Foods, LLC Profit Sharing/401(k) Plan on behalf of Mr. Rice. We do not provide tax gross-ups for such imputed income. Except for imputed income under SIFL rules, Mr. Rice fully reimbursed us for personal use of any aircraft leased by us. After the Business Combination, Mr. Rice no longer uses the aircraft for personal use through the Company.
(3)	Includes a $2,400, total combined director fee paid to Mr. Brown in connection with his services on both Boards of Managers of the Continuing Members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth certain information regarding the beneficial ownership of our Class A Common Stock and our Class V Common Stock as of March 15, 2021.

The information is provided with respect to (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of any class of our Common Stock, (2) each of our named executive officers and directors and (3) all of our executive officers and directors, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including any additional securities obtainable within 60 days through the exercise of options, warrants or other purchase rights.

The beneficial ownership of shares of our Common Stock is based on the following outstanding shares as of March 15, 2021: (i) an aggregate of 76,481,833 shares of Class A Common Stock and (ii) 60,349,000 shares of our Class V Common Stock.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. No director or executive officer has pledged any of the shares or units disclosed below. Unless otherwise noted, the business address of each of the following entities or individuals is 900 High Street, Hanover, PA 17331.

NAME	CLASS A COMMON STOCK	% OF CLASS A COMMON STOCK	CLASS V COMMON STOCK(1)	% OF CLASS V COMMON STOCK	% OF TOTAL VOTING POWER(2)
DIRECTORS AND NAMED EXECUTIVE OFFICERS
John Altmeyer(3)	20,703	*	—	—	*
Timothy P. Brown(4)	15,703	*	—	—	*
Christina Choi(5)	5,703	*	—	—	*
Roger K. Deromedi(6)	7,003,666	8.88%	—	—	5.03%
Antonio F. Fernandez(7)	184,036	*	—	—	*
Jason K. Giordano(8)	5,602,934	7.15%	—	—	4.04%
B. John Lindeman(9)	11,283	*	—	—	*
Dylan B. Lissette(10)	900,000	1.18%	—	—	*
Michael W. Rice	—	*	—	—	*
Craig D. Steeneck(11)	258,203	*	—	—	*
Cary Devore	—	*	—	—	*
Mark Schreiber	—	*	—	—	*
All Directors and Executive Officers as a Group (17 persons)(12)	14,003,731	17.32%	—	—	9.92%
5% OWNERS
CC Collier Holdings, LLC(13)	8,404,400	10.59%	—	—	8.08%
Morgan Stanley(14)	4,284,777	5.60%	—	—	3.13%
T. Rowe Price Associates, Inc.(15)	8,042,340	10.52%	—	—	5.88%
Neuberger Berman Group, LLC(16)	4,891,714	6.40%	—	—	3.58%
Series R of UM Partners, LLC(17)	—	—	9,052,350	15.00%	6.62%
Series U of UM Partners, LLC(17)	—	—	51,296,650	85.00%	37.49%
The Vanguard Group(18)	4,077,104	5.33%	—	—	2.98%

* less than one percent.

2021 PROXY STATEMENT 45

(1)	Class V Common Stock entitles the holder thereof to one vote per share. Subject to the terms of the Third Amended and Restated Limited Liability Company Agreement of UBH, dated August 28, 2020 (the “Third Amended and Restated Limited Liability Company Agreement”), the common units representing limited liability company interests of UBH following the Business Combination (the “Common Company Units”), together with an equal number of shares of Class V Common Stock, are exchangeable for shares of Class A Common Stock on a one-for-one basis.
(2)	Represents percentage of voting power of the holders of our Class A Common Stock and Class V Common Stock voting together as a single class. See “Questions and Answers About Our Annual Meeting — Who can vote at the Annual Meeting?”
(3)	Represents 15,000 shares of Class A Common Stock and 5,703 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 15, 2021.
(4)	Represents 10,000 shares of Class A Common Stock and 5,703 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 15, 2021.
(5)	Represents 5,703 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 15, 2021.
(6)	Represents (i) 4,050,333 shares of Class A Common Stock and 2,400,000 shares of Class A Common Stock issuable up exercise of Private Placement Warrants (as defined below) held by the Roger K. Deromedi Revocable Trust Dated 2/11/2000 Amended and Restated 11/9/2011 (the “Revocable Trust”) and (ii) 360,000 shares of Class A Common Stock held by the Roger K. Deromedi Irrevocable Generation Skipping Trust dated October 1, 2020, Sandra E. Deromedi, Trustee, FBO Sandra E. Deromedi (the “Irrevocable Trust”). Mr. Deromedi is the trustee of the Revocable Trust and has voting and dispositive power of the securities held by such entity and Mr. Deromedi’s spouse is the trustee of the Irrevocable Trust and has voting and dispositive power of the securities held by such entity. Accordingly, Mr. Deromedi may be deemed to have or share beneficial ownership of such securities.
(7)	Represents 178,333 shares of Class A Common Stock and 5,703 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 15, 2021.
(8)	Represents 3,682,934 shares of Class A Common Stock (including 766,067 shares of Class A Common Stock held jointly with his spouse) and 1,920,000 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants. Does not include any indirect interest in securities held by CC Collier Holdings, LLC.
(9)	Represents 5,580 shares of Class A Common Stock and 5,703 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 15, 2021.
(10)	Represents 900,000 shares of Class A Common Stock held by The Rice Family Foundation, a 501(c)(3) nonprofit organization, of which Stacie R. Lissette is the Trustee. Stacie R. Lissette is the spouse of the Mr. Lissette, and is the daughter of Michael W. Rice, a member of the Company Board. The business address of the Rice Family Foundation is P.O. Box 229, Hanover, PA 17331.
(11)	Represents 252,500 shares of Class A Common Stock and 5,703 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 15, 2021.
(12)	Represents 8,749,513 shares of Class A Common Stock, 4,320,000 shares of Class A Common Stock subject to Private Placement Warrants and 34,218 shares of Class A Common Stock issuable upon settlement of restricted stock units that vest within 60 days of March 15, 2021.
(13)	Represents shares of Class A Common Stock held by CC Collier Holdings, LLC. CC Collier Holdings, LLC is the record holder of such securities. Chinh E. Chu has sole voting and investment discretion with respect to the securities held of record by CC Collier Holdings, LLC. Mr. Chu, disclaims beneficial ownership over any securities owned by CC Collier Holdings, LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Mr. Chu served as a member of the Board of Directors of Collier Creek until the closing of the Business Combination. The business address of CC Collier Holdings, LLC is 200 Park Avenue, 58th Floor, New York, New York 10166.
(14)	Represents shares of Class A Common Stock beneficially held by Morgan Stanley, on behalf of itself and certain of its affiliates (collectively, “Morgan Stanley”), based solely on the Schedule 13G filed by Morgan Stanley with the SEC on February 12, 2021, indicating that Morgan Stanley had sole voting power with respect to no shares of Class A Common Stock, shared voting power with respect to 4,284,777 shares of Class A Common Stock, sole dispositive power with respect to no shares of Class A Common Stock, and shared dispositive power with respect to 4,284,777 shares of Class A Common Stock as of December 31, 2020. The business address of Morgan Stanley is 1585 Broadway, New York, NY 10036.
(15)	Represents shares of Class A Common Stock beneficially held by T. Rowe Price Associates, Inc. (“Price Associates”), based solely on the Schedule 13G filed by Price Associates with the SEC on February 16, 2021, indicating that Price Associates had sole voting power with respect to 1,857,819 shares of Class A Common Stock, shared voting power with respect to no shares of Class A Common Stock, sole dispositive power with respect to 8,042,340 shares of Class A Common Stock, and shared dispositive power with respect to no shares of Class A Common Stock as of December 31, 2020. The business address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.
(16)	Represents shares of Class A Common Stock beneficially owned by Neuberger Berman Group LLC, on behalf of itself and certain of its affiliates (collectively, “Neuberger Berman”), based solely on the Schedule 13G filed by Neuberger Berman with the SEC on February 11, 2021, indicating that Neuberger Berger had sole voting power with respect to no shares of Class A Common Stock, shared voting power with respect to 4,845,699 shares of Class A Common Stock, sole dispositive power with respect to no shares of Class A Common Stock, and shared dispositive power with respect to 4,891,714 shares of Class A Common Stock as of December 31, 2020. The business address of Neuberger Berman is 1290 Avenue of the Americas, New York, NY 10104.
(17)	Represents shares of Class A Common Stock issuable upon the conversion of certain Common Company Units retained by the Continuing Members at the closing of the Business Combination and the surrender and cancellation of a corresponding number of shares of Class V Common Stock. UM Partners, LLC is a series LLC, consisting of two separate protected series, each of which has separate members, managers, ownership interests, assets, debts, liabilities, obligations and expenses. The boards of managers of each of Series U of UM Partners LLC and Series R of UM Partners LLC consist of five members and act by majority approval. Each of the members of the boards of managers of Series U of UM Partners LLC and Series R of UM Partners LLC disclaims beneficial ownership of any of our shares of Class V Common Stock, other than to the extent of any pecuniary interest he or she may have therein, directly or indirectly.
(18)	Represents shares of Class A Common Stock beneficially owned by The Vanguard Group, Inc., on behalf of itself and certain of its affiliates (collectively, “Vanguard”), based solely on the Schedule 13G filed by Vanguard with the SEC on February 10, 2021, indicating that Vanguard had sole voting power with respect to no shares of Class A Common Stock, shared voting power with respect to 22,338 shares of Class A Common Stock, sole dispositive power with respect to 4,018,934 shares of Class A Common Stock, and shared dispositive power with respect to 58,170 shares of Class A Common Stock as of December 31, 2020. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

Change in Control

There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner during the year ended January 3, 2021, except for the following: Roger K. Deromedi filed a late Form 4 on January 19, 2021 with respect to the exercise of Warrants to purchase Class A Common Stock exercised on December 23, 2020. This late filing was unintentional and due to administrative oversight.

RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Utz Related Person Transactions

Sageworth Holdings LLC Transaction Advisory Services

On November 22, 2019, Utz Quality Foods entered into a letter agreement with Sageworth Holdings which was modified by the parties on May 29, 2020, for certain advisory services related to the Business Combination. Timothy P. Brown, a member of our Board of Directors and member of the Boards of Managers of the Continuing Members, is the Founder and Chief Executive Officer of Sageworth Holdings. Under the engagement letter, Sageworth Holdings advised UBH with respect to the structure, financial terms and negotiations of the Business Combination. Pursuant to the engagement letter, upon the Closing of the Business Combination, UBH paid Sageworth Holdings a cash transaction fee equal to $5,000,000 (excluding reimbursement for certain expenses incurred on behalf of Utz Quality Foods). Upon the Closing of the Business Combination, the engagement letter terminated by its terms.

Sageworth Trust Company Profit Sharing/401(k) Plan Advisory Services

On January 1, 2011, Utz Quality Foods, Inc. entered into an engagement letter with Sageworth Trust Company (“Sageworth Trust”) for fiduciary services in connection with the Utz Quality Foods, Inc. Profit Sharing/401(k) Plan (the “Profit Sharing Plan”). Timothy P. Brown is the Founder and Chief Executive Officer of Sageworth Trust. Sageworth Trust provided plan design, investment and similar services under the engagement letter. On July 31, 2019, Utz Quality Foods and Sageworth Trust entered into a new engagement letter (“Current Engagement Letter”), which became effective October 1, 2019 and replaced a January 1, 2011 engagement letter. Under the Current Engagement Letter, the services provided by Sageworth Trust to the Profit Sharing Plan and its sponsor remained substantially the same as under the 2011 engagement letter. Under the Current Engagement Letter, UBH is required to pay Sageworth Trust $35,000 each calendar quarter during the term, plus out-of-pocket expenses. The term of the Current Engagement Letter continues until terminated at will by either party. In connection with the services provided by Sageworth Trust with respect to the Profit Sharing Plan during fiscal years 2017, 2018 and 2019, Utz paid Sageworth Trust $126,961, $148,920, and $148,260, respectively. Fees for fiscal year 2020 under the Current Engagement Letter were equal to $161,000, which included out-of-pocket expenses.

Collier Creek Related Party Transactions

Class B Ordinary Shares

On May 2, 2018, Collier Creek issued 2,875,000 Class B Ordinary Shares to the Sponsor in exchange for a capital contribution of $25,000. On September 7, 2018, Collier Creek effected a share capitalization resulting in the Sponsor holding an aggregate of 10,937,500 Class B Ordinary Shares. On September 10, 2018, the Sponsor transferred 45,000, 45,000, 52,500 and 52,500 Class B Ordinary Shares to each of its independent directors, Antonio F. Fernandez, Matthew M. Mannelly, William D. Toler and Craig D. Steeneck, respectively. On October 4, 2018, Collier Creek effected a share capitalization resulting in an aggregate of 12,375,000 Class B Ordinary Shares. On October 10, 2018, the underwriters partially exercised the over-allotment option, and an aggregate of 500,000 Class B Ordinary Shares were subsequently surrendered to Collier Creek by the Sponsor for no consideration on October 19, 2018. Of the 11,875,000 shares outstanding as of immediately prior to the Closing of the Business Combination, the Sponsor owned an aggregate of 11,680,000 Class B Ordinary Shares and the independent directors owned an aggregate of 195,000 Class B Ordinary Shares.

Upon the Closing of the Business Combination, the Class B Ordinary Shares automatically converted into shares of Class A Common Stock on a one-for-one basis, after giving effect to the conversion of Class B Common Stock upon the Closing of the Business Combination. Such shares of Class A Common Stock are subject to the Related Agreements. See “— Post-Business Combination Arrangements — Investor Rights Agreement”.

2021 PROXY STATEMENT 47

RELATED PARTY TRANSACTIONS (CONT.)

Private Placement

Simultaneously with the closing of the initial public offering of Collier Creek (the “IPO”), Collier Creek consummated the private placement of 7,200,000 warrants (the “Private Placement Warrants”) at a price of $1.50 per warrant to the Sponsor, generating gross proceeds of $10.8 million. Each Private Placement Warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the IPO to be held in the trust account of Collier Creek (the “Trust Account”). The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

Administrative Service Fee

Collier Creek agreed, commencing on the effective date of the IPO through the earlier of Collier Creek’s consummation of a business combination and its liquidation, to pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, and secretarial and administrative services. Collier Creek recorded $120,000 in general and administrative expenses in connection with this administrative services agreement during the year ended December 31, 2019. As of December 31, 2019, Collier Creek had accrued approximately $147,000 for services in connection with such agreement.

Forward Purchase Agreements

On September 7, 2018, Collier Creek entered into forward purchase agreements with the Sponsor and Collier Creek’s independent directors (the “Forward Purchase Agreements”) which provide for the purchase of an aggregate of 3,500,000 Class A Ordinary Shares (the “Forward Purchase Shares”), plus an aggregate of 1,166,666 redeemable warrants (the “Forward Purchase Warrants”) to purchase one Class A Ordinary Share at $11.50 per share, for an aggregate purchase price of $35,000,000, or $10.00 per Class A Ordinary Share, in a private placement to close concurrently with the closing of the initial business combination. The Forward Purchase Warrants had the same terms as the warrants sold by Collier Creek in the IPO. In connection with the Closing of the Business Combination, the Forward Purchase Shares and Forward Purchase Warrants were issued. The proceeds from the sale of forward purchase securities were used as part of the consideration to the Continuing Members in the Business Combination.

Registration Rights

Prior to the Closing of the Business Combination, the holders of the Class B Ordinary Shares of Collier Creek and Private Placement Warrants (and any Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants) were entitled to registration rights pursuant to the Registration Rights Agreement, dated as of October 4, 2018, by and among Collier Creek, the Sponsor and Collier Creek’s independent directors (the “Original Registration Rights Agreement”). The holders of these securities were entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. We were required to bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the Forward Purchase Agreements, Collier Creek agreed to use its commercially reasonable best efforts (i) to file within 30 days after the closing of a business combination a registration statement with the SEC for a secondary offering of the Forward Purchase Shares and the Forward Purchase Warrants (and underlying Class A Ordinary Shares), (ii) to cause such registration statement to be declared effective promptly thereafter and (iii) to maintain the effectiveness of such registration statement until the earliest of (a) the date on which the Sponsor and all of the independent directors or their respective assignees cease to hold the securities covered thereby and (b) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act. In addition, the Forward Purchase Agreements provide these holders will have certain “piggy-back” registration rights to include their securities in other registration statements filed by Collier Creek.

In connection with the Business Combination, the Original Registration Rights Agreement terminated upon the execution of the Investor Rights Agreement. (See the section entitled “— Post-Business Combination Arrangements —Investor Rights Agreement — Registration Rights”).

Post-Business Combination Arrangements

Third Amended and Restated Limited Liability Company Agreement

On the Closing Date, the existing second amended and restated limited liability company agreement of UBH was further amended and restated in its entirety to become the Third Amended and Restated Limited Liability Company Agreement.

Rights of the Units

Following the Closing, the Common Company Units are entitled to share in the profits and losses of UBH and to receive distributions as and if declared by our managing member and have no voting rights.

The Third Amended and Restated Limited Liability Company Agreement contains provisions which require that a one-to-one ratio is maintained between interests held by us in UBH and our Common Stock outstanding, subject to certain exceptions (including in respect of management equity which has not been settled in our Common Stock). In addition, the Third Amended and Restated Limited Liability Company Agreement permits us, in our capacity as the managing member, to take actions to maintain such ratio, including in connection with stock splits, combinations, recapitalizations and exercises of the Continuing Members’ exchange rights (described below).

We, as the managing member of UBH, have the authority to create new equity interests in UBH, and establish the rights and privileges of such interests.

Management

We, as the managing member of UBH following the Closing, have the sole authority to manage the business and affairs of UBH in accordance with the Third Amended and Restated Limited Liability Company Agreement or applicable law. The business, property and affairs of UBH is managed solely by the managing member, and the managing member cannot be removed or replaced except by the incumbent managing member.

Distributions

Immediately following the Closing, our Board of Directors adopted a distribution policy in respect of UBH, pursuant to which we, as the managing member of UBH, will declare quarterly ordinary distributions and tax distributions, out of available cash, available borrowings and other funds legally available therefor, unless prohibited by applicable law and subject to applicable restrictions in UBH’s bank financing agreements. The Third Amended and Restated Limited Liability Company Agreement provides for quarterly ordinary distributions as well as quarterly tax distributions, in each case payable in accordance with the Third Amended and Restated Limited Liability Company Agreement and UBH’s distribution policy, to the holders of Common Company Units on a pro rata basis based upon, with respect to tax distributions, an agreed-upon formula related to the taxable income of UBH allocable to holders of Common Company Units. Generally, these tax distributions will be computed based on our estimate of the taxable income of UBH allocable to each holder of Common Company Units (based on certain assumptions) multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate applicable to an individual resident in Pennsylvania or a U.S. corporation (whichever is higher), taking into account all jurisdictions in which we are required to file income tax returns and the relevant apportionment information and the character of UBH’s income, subject to various adjustments. Distributions, including tax distributions, will be made to holders of Common Company Units on a pro rata basis.

Upon the liquidation or winding up of UBH, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Common Company Units on a pro rata basis.

Transfer Restrictions

The Third Amended and Restated Limited Liability Company Agreement contains restrictions on transfers of units and requires the prior consent of the managing member for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Common Company Units for Class A Common Stock.

2021 PROXY STATEMENT 49

RELATED PARTY TRANSACTIONS (CONT.)

Exchange of Common Company Units for Class A Common Stock

The Continuing Members will, up to twice per calendar quarter in the aggregate, be able to exchange all or any portion of their Common Company Units, together with the cancellation of an equal number of shares of Class V Common Stock, for a number of shares of Class A Common Stock equal to the number of exchanged Common Company Units by delivering a written notice to UBH, with a copy to us; provided that no holder of Common Company Units may exchange less than 100,000 Common Company Units in any single exchange unless exchanging all of the Common Company Units held by such holder at such time, subject in each case to the limitations and requirements set forth in the Third Amended and Restated Limited Liability Company Agreement regarding such exchanges. Notwithstanding the foregoing, we may, at our sole discretion, in lieu of delivering shares of Class A Common Stock for any Common Company Units surrendered for exchange, pay an amount in cash per Common Company Unit equal to the 5-day volume weighted average price (“VWAP”) of the Class A Common Stock ending on the day immediately prior to the date of the giving of the written notice of the exchange.

Exchange Ratio

For each Common Company Unit exchanged, one share of Class V Common Stock will be canceled and one share of Class A Common Stock will be issued to the exchanging member (unless we elect to pay an amount in cash in lieu thereof as described above). The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Common Company Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or, by any such subdivision or combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Common Company Units. If the Class A Common Stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging Common Company Unit holder will be entitled to receive such security, securities or other property.

Restrictions on Exchange

We may limit the rights of holders of Common Company Units to exchange their Common Company Units under the Third Amended and Restated Limited Liability Company Agreement if we determine in good faith that such restrictions are necessary so that UBH will not be classified as a “publicly traded partnership” under applicable tax laws and regulations.

Expenses

UBH will reimburse all of our expenses in connection with our ownership and management of UBH and its business (other than certain expenses, such as income taxes and payment obligations under the Tax Receivable Agreement).

Tax Receivable Agreement

On the Closing Date, we entered into the Tax Receivable Agreement with the Continuing Members (the “Tax Receivable Agreement”). Pursuant to the Tax Receivable Agreement, we are required to pay to the Continuing Members or exchanging holders of Common Company Units, as applicable, 85% of the tax savings that we realize as a result of increases in tax basis in UBH’s assets as a result of the sale of Common Company Units for the cash consideration paid to the Continuing Members at the Closing, the purchase and redemption of the common units and preferred units in the Continuing Members and the future exchange of the Common Company Units for shares of Class A Common Stock (or cash) pursuant to the Third Amended and Restated Limited Liability Company Agreement and certain other tax attributes of UBH and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration rights occur.

Investor Rights Agreement

On the Closing Date, we entered into an Investor Rights Agreement with the Continuing Members, the Sponsor Parties and the Sponsor Representative.

Director Appointment

Under the Investor Rights Agreement, subject to certain step down provisions, the Continuing Members have the right to nominate five Continuing Member Nominees to be board members and the Sponsor or Sponsor Representative, as applicable, has the right to nominate five Sponsor Nominees to be board members. The five Continuing Members Nominees and the five Sponsor Nominees comprise our Board of Directors appointed in connection with the domestication of Collier Creek. Two Continuing Member Nominees and one Sponsor Nominee were nominated as Class I Directors with terms ending at our 2021 Annual Meeting; one Continuing Member Nominee and two Sponsor Nominees were nominated as Class II Directors with terms ending at our 2022 Annual Meeting; and two Continuing Member Nominees and two Sponsor Nominees were nominated as Class III Directors with terms ending at our 2023 Annual Meeting.

Voting

Under the Investor Rights Agreement, the Sponsor and the Continuing Member have agreed to vote all of their respective shares of Class A Common Stock and Class V Common Stock, as applicable, in favor of the nominees of each of the Continuing Members and the Sponsor or the Sponsor Representative, as applicable.

Certain Consent Rights

For so long as the Continuing Members (together with their permitted transferees) hold economic interests in UBH and the Company (without duplication) representing more than 50% of the economic interests held by the Continuing Members immediately after the Closing (subject to certain restrictions), the Continuing Members have a consent right over (i) any direct or indirect sale (including by way of merger, consolidation, transfer, sale or other business combination) of greater than 50% of our property, assets or voting securities or greater than 50% of the property, assets or voting securities of UBH or Utz Quality Foods, (ii) any liquidation or dissolution of the Company, UBH or Utz Quality Foods, (iii) modifications to our charter or bylaws that materially and adversely impact the Continuing Members in their capacity as our stockholders or equityholders of UBH, (iv) moving the Company or any of its consolidated subsidiaries’ headquarters from Hanover, PA, or (v) changing the name of the Company or any of its consolidated subsidiaries.

Registration Rights

The Investor Rights Agreement terminated the Original Registration Rights Agreement that was entered into by Collier Creek, the Sponsor and certain independent directors of Collier Creek on October 4, 2018 in connection with the IPO.

Under the Investor Rights Agreement, the Continuing Members and the Sponsor (or its successors in interest, including acting through the Sponsor Representative) are entitled to make unlimited written demands for registration under the Securities Act of all or part of their shares of Class A Common Stock, so long as, in the case of an underwritten offering, such demand is for at least $10,000,000 in shares of Class A Common Stock (or $35,000,000 in shares of Class A Common Stock for a fully marketed offering). In addition, subject to certain exceptions, the Continuing Members and the Sponsor (or its successors in interest, including acting through the Sponsor Representative) will be entitled to request in writing that we register the resale of any or all of their Class A Common Stock on Form S-3 and any similar short-form registration that may be available at such time as a “shelf registration.” Subject to certain customary exceptions, if any time after the Closing, we propose to file a registration statement under the Securities Act with respect to our securities, we will give notice to the relevant security holders party to the Investor Rights Agreement as to the proposed filing and offer such security holders an opportunity to register the sale of such number of shares of Class A Common Stock as requested by such security holders in writing, subject to customary cutbacks in an underwritten offering. Any other of our security holders with piggyback registration rights may also participate in any such registrations, subject to customary cutbacks in an underwritten offering. We have customary rights to postpone any registration statements for certain events. If the registration is through an underwritten offering, certain of our security holders will agree to lockup restrictions on the same basis as our directors and executive officers.

Under the Investor Rights Agreement, we have agreed to indemnify the security holders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of Class A Common Stock, unless such liability arose from their misstatement or omission, and the security holders have agreed to indemnify us and our officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.

2021 PROXY STATEMENT 51

RELATED PARTY TRANSACTIONS (CONT.)

Information Access

Under the Investor Rights Agreement, we agree that directors may share any information concerning us and our subsidiaries received by the directors with the party that nominated such directors and such party’s designated representatives.

Termination

The director appointment and voting rights under the Investor Rights Agreement will terminate as to a party when such party (either the Continuing Members or the Sponsor and the Founder Holders, as a group), no longer has the right to appoint a director (which occurs when such group has less than 15% of the economic interests in the Company and UBH that it owned immediately after the Closing). The registration rights in the Investor Rights Agreement will terminate as to each holder of shares of our Common Stock when such holder ceases to hold any such Common Stock or securities exercisable or exchangeable for such Common Stock.

Standstill Agreement

On the Closing Date, we entered into the Standstill Agreement, dated August 28, 2020 (“Standstill Agreement”), with the Continuing Members, the Sponsor, the Founder Holders and certain related parties of the Continuing Members.

Under the Standstill Agreement, the Continuing Members and certain related parties of the Continuing Members agreed that until the third anniversary of the Closing Date, or August 28, 2023, that they shall not acquire or attempt to acquire any additional Common Stock in excess of 55.8% of the voting power of our Common Stock on a fully-diluted basis, subject to certain exceptions. Under such agreement, the Continuing Members, certain related parties of the Continuing Members, the Sponsor and the Founder Holders agreed that (i) until such parties are no longer able to designate a director to our Board of Directors pursuant to the Investor Rights Agreement, such parties shall not solicit proxies to vote or seek to advise or influence any person with respect to the voting of any of our securities in favor of electing any person as a director who is not nominated pursuant to the Investor Rights Agreement or by our Board of Directors or to approve stockholder proposals related thereto; and (ii) until the annual meeting of stockholders held by us after the third anniversary of the completion of the Business Combination, or August 28, 2023, such parties shall not take certain actions contrary to our governance structure other than in accordance with the Investor Rights Agreement.

Sponsor Side Letter Agreement

In connection with the execution of the Business Combination Agreement, the Sponsor, the Founder Holders, and Collier Creek’s independent directors entered into the Sponsor Side Letter Agreement with Collier Creek. Under the Sponsor Side Letter Agreement, 2,000,000 Class B Ordinary Shares of Collier Creek held by the Sponsor and Collier Creek’s independent directors were automatically converted into 1,000,000 shares of Series B-1 Common Stock and 1,000,000 shares of Series B-2 Common Stock, which, collectively, form our Class B Common Stock, and all such Class B Common Stock is referred to herein as the “Restricted Sponsor Shares.” Under the Sponsor Side Letter Agreement, the Restricted Sponsor Shares which are shares of Series B-1 Common Stock will automatically convert into shares of Class A Common Stock upon the vesting of the Restricted Company Units held by us which vest upon the achievement of at least a $12.50 3-day VWAP which dollar threshold will be decreased by the aggregate amount of dividends per share paid by us after the Closing (including any vesting of such units in connection with a qualifying change of control or liquidation) and the Restricted Sponsor Shares which are shares of Series B-2 Common Stock will automatically convert into shares of Class A Common Stock upon the vesting of the Restricted Company Units held by us which vest upon the achievement of at least a $15.00 3-day VWAP which dollar threshold will be decreased by the aggregate amount of dividends per share paid by us after the Closing (including any vesting of such units in connection with a qualifying change of control or liquidation). Upon conversion of the Restricted Sponsor Shares, the holder of each such Restricted Share will be entitled to receive a payment equal to the amount of dividends declared on a share of Class A Common Stock beginning at the Closing and ending on the day before the date such Restricted Sponsor Share converts into a share of Class A Common Stock. If any of the Restricted Sponsor Shares do not convert prior to the 10-year anniversary of the Closing Date, such Restricted Sponsor Shares will be canceled for no consideration, and will not be entitled to receive any catch-up payment in respect of such Restricted Sponsor Shares. Our Board of Directors determined that the vesting thresholds applicable to the Restricted Sponsor Shares had been satisfied as of Closing and, accordingly, all of the Restricted Sponsor Shares vested upon Closing and the same number of shares of Class A Common Stock were issued in lieu thereof.

Statement of Policy Regarding Transactions with Related Persons

Upon the Closing of the Business Combination, we adopted a formal written policy, which provides that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of our Audit Committee, subject to certain exceptions.

Indemnification of Directors and Officers

The Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, our charter provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

2021 PROXY STATEMENT 53

We seek stockholder approval of the Utz Brands, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). On December 10, 2020, our Board adopted the ESPP, subject to approval by our stockholders. If approved at the Annual Meeting on May 6, 2021, purchase rights previously granted under the ESPP will become exercisable in accordance with the terms of the ESPP. In the event the stockholders fail to approve the ESPP by December 10, 2021, all purchase rights granted under the ESPP will be canceled and become null and avoid without being exercised. The Board recommends a vote “FOR” the approval of the ESPP.

To be approved and adopted, the ESPP requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. In the event stockholder approval is not obtained, the ESPP will not be adopted.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE UTZ BRANDS, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN.

Description of the ESPP

The ESPP has been established to provide eligible employees of Utz (and certain designated affiliates) with an opportunity to purchase shares of our Class A Common Stock. By means of the ESPP, we seek to retain the services of our employees, including our officers and certain directors, and to provide incentives for such persons to exert maximum efforts for our success. The ESPP accomplishes this purpose by permitting eligible employees to purchase shares of Class A Common Stock from us at a discount from the market price and to pay for such shares through payroll deductions.

A copy of the ESPP is attached hereto as Appendix A and is hereby incorporated into this proxy statement by reference. The following summary of key provisions of the ESPP, as well as the other summaries and descriptions relating to the ESPP contained elsewhere in this Proposal No. 2, are each qualified in their entirety by reference to the full text of the ESPP.

Shares Available for Issuance

1,500,000 shares of our Class A Common Stock will be reserved for issuance under the ESPP.

Structure of the ESPP

The ESPP includes two components: (i) a “423 Component”, which generally applies to U.S. employees who are eligible to participate in the ESPP and is intended to satisfy the requirements for favorable tax treatment under Section 423 of the Code (although we make no undertaking nor representation to obtain or maintain qualification under Section 423 of the Code for any subsidiary, individual, offering or grant) and (ii) a “Non-423 Component,” which is not intended to satisfy the requirements for favorable tax treatment under Section 423 of the Code.

The administrator of the ESPP is authorized to make changes to the features of the ESPP with respect to any Non-423 Component as may be necessary or appropriate to, among other things, achieve a desired tax treatment in any foreign jurisdiction or to comply with the laws applicable to any subsidiaries or affiliates. Therefore, the following is a summary of the principal features of the Non-423 Component and all references to the “ESPP” hereinafter will only refer to the 423 Component. As of the date of this proxy statement, all employees eligible to participate in the ESPP are eligible to participate in the 423 Component. This summary does not purport to be a complete description of all of the provisions of the ESPP, and is qualified in its entirety by reference to the full text of the ESPP.

ESPP TERMS

The ESPP permits eligible our employees and employees of our designated subsidiaries, which we refer to each as a “Participating Company”, to purchase our Class A Common Stock at a purchase price not less than 85% of the lesser of (i) the “fair market value” of a share on the first day of a purchase period, rounded up to the nearest whole cent per share and (ii) the “fair market value” of a share on the purchase date of such purchase period, rounded up to the nearest whole cent per share, subject to limits set by the Code and the ESPP. Subject to the preceding limitations, the administrator will determine the actual amount of the discounted purchase price. Sales of shares under the ESPP are generally made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Code.

Administration

The ESPP is administered by the Compensation Committee of our Board, or one or more subcommittees appointed by the Compensation Committee. Subject to the provisions of the ESPP, the administrator of the ESPP has full authority and discretion to adopt, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP, and its decisions are final, binding and conclusive upon all parties. Generally, the ESPP will be administered in such a manner so as to comply with applicable requirements of Rule 16b-3 of the Exchange Act and Section 423 of the Code.

Eligibility and Participation

The ESPP allows individuals (i) who are employees, including officers and certain directors, of the Participating Companies for at least 30 days ending on the first day of a purchase period (or on such other date determined by the administrator), or such longer period determined by the administrator, not to exceed two years, (ii) who do not, and as a result of their participation in the ESPP would not, own stock or hold options for 5% or more of the total combined voting power or value of all classes of our stock or the stock of a “parent corporation” or “subsidiary corporation” within the meaning of Sections 423(b)(3) and 424(d) of the Code, (iii) who are not employed in a jurisdiction outside the United States in which, as of the offering date, participation in the offering would not be in compliance with applicable laws of the jurisdiction in which such individual resides or is employed, and (iv) whose customary employment with us is not 20 hours per week or less or five months per calendar year or less.

As of March 15, 2021, we estimate that approximately 2,780 persons are eligible to participate in the ESPP.

ESPP participants may authorize payroll deductions as long as payroll deductions do not exceed 15% of the participant’s earnings for such calendar year. All payroll deductions will be applied toward the purchase of our Class A Common Stock. Participants may increase or decrease their participation level at any time, with such change to be effective commencing as of the next purchase period, however participants may decrease their participation level only to zero percent during a purchase period.

Offerings

The ESPP provides for separate offering periods lasting one year in duration. Each offering period is comprised of two six-month purchase periods. The administrator selects the date for an offering period and the corresponding purchase periods. Our initial offering period commenced on January 1, 2021 and consists of two purchase periods from January 1 through June 30, 2021 and from July 1 through December 31, 2021. Notwithstanding the foregoing, the administrator of the ESPP may establish (i) a different term for one or more future offerings and (ii) different commencing and ending dates for such offerings; provided, however, that in no event shall any offering exceed 27 months.

2021 PROXY STATEMENT 55

Payroll Deductions, Purchase Price, and Shares Purchased

An eligible employee generally must authorize a payroll deduction at least seven days prior to the start of a purchase period in which he or she will begin participation. Once an eligible employee becomes a participant, the participant will automatically be enrolled in subsequent purchase periods at the same payroll deduction percentage unless the participant withdraws from the ESPP, changes its contribution level or becomes ineligible to participate.

On the last business day of each purchase period, the participant will be deemed to have exercised the option to purchase as many shares as the employee’s payroll deduction will allow at the applicable purchase price. The purchase price will be established by the administrator in accordance with the ESPP and will not be less than 85% of the lesser of (i) the “fair market value” of a share on the offering date of such purchase period, rounded up to the nearest whole cent per share and (ii) the “fair market value” of a share on the purchase date of such purchase period, rounded up to the nearest whole cent per share. The closing price of our Class A Common Stock as reported on the New York Stock Exchange on March 15, 2021 was $25.70. No employee will be permitted to purchase any shares under the ESPP (i) if such employee, immediately after such purchase, owns stock or hold options for 5% or more of the total combined voting power or value of all classes of our stock or the stock of a “parent corporation” or “subsidiary corporation” within the meaning of Sections 423(b)(3) and 424(d) of the Code or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which the purchase right is outstanding.

Withdrawal and Termination of Employment

A participant may withdraw from an offering, in whole but not in part, at any time during the offering for which such withdrawal is to be effective, or by any other date specified by the administrator of the ESPP for a future offering. Upon withdrawal, generally the amount in the participant’s account will be refunded. A participant who has withdrawn from or suspended participation in an offering may not participate again in that same offering. In order to participate in a subsequent offering, the participant must re-enroll in the ESPP in accordance with the ESPP’s enrollment procedures. Upon termination of employment for any reason, a participant’s participation in the ESPP will immediately terminate and the payroll deductions credited to the participant’s account will be returned to him or her and such participant’s purchase rights will automatically terminate.

Transferability

No participant is permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her account or any rights granted under the ESPP other than by will or the laws of descent and distribution. During the participant’s lifetime, only the participant can make decisions regarding the participation in or withdrawal from an offering under the ESPP.

Change of Control, Dissolution or Liquidation; Adjustments upon Changes in Capitalization

If we issue additional securities to raise capital, no adjustments will be made to rights to purchase stock under the ESPP. However, if a change is made in our capital structure, such as a stock split or a stock dividend, that results in an increase or decrease in the number of shares of Class A Common Stock outstanding without receipt of additional consideration by us, appropriate adjustment will be made in the number of shares available under the ESPP, the number of shares subject to outstanding rights to purchase stock at the next purchase date, and in the purchase price per share, subject to any required action by our Board of Directors, the administrator or stockholders.

In the event of a proposed dissolution or liquidation, ten business days prior to such dissolution or liquidation each participant’s accumulated contributions will be used to purchase shares of Class A Common Stock and the offering period will terminate immediately following such purchase.

In the event of a change in control, either (a) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue purchase rights outstanding under the ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the change in control) for those outstanding under the ESPP, or (b) if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for purchase rights outstanding under the ESPP, then each participant’s accumulated contributions shall be used to purchase shares of Class A Common Stock within ten business days prior to the change in control under any ongoing offerings, and each participant’s purchase rights under the ongoing offerings shall terminate immediately after such purchase.

A change in control will be deemed not to have occurred if any Family Member or any of their respective affiliates beneficially own or acquire more than 50% of our total combined voting power (or any successor to substantially all of our assets and the assets of our subsidiaries) or any direct or indirect parent company. “Family Member” means any of (a) Michael Rice, (b) the spouse and lineal descendants (whether natural or adopted) of Michael Rice, (c) any spouse of any lineal descendants of Michael Rice, (d) a trust solely for the benefit of any individuals described in the foregoing clauses (a) through (c), and (e) any entity in which the persons described in the foregoing clauses (a) through (d) own more than 50% of the voting interests.

The administrator will have full and final authority, which may be exercised in its discretion, to determine conclusively whether a change in control has occurred pursuant to the above definition, the date of the occurrence of such change in control and any incidental matters relating thereto.

Amendment and Termination of the ESPP

Our Compensation Committee of the Board of Directors may amend the ESPP in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that (i) materially increases the number of shares of Class A Common Stock available for issuance under the ESPP, (ii) materially expands the class of individuals eligible to become participants and receive purchase rights under the ESPP, (iii) materially increases the benefits accruing to participants under the ESPP or materially reduces the price at which shares of Class A Common Stock may be purchased under the ESPP, (iv) materially extends the term of the ESPP, or (v) expands the types of awards available for issuance under the ESPP.

The administrator may at any time and for any reason suspend or terminate the ESPP. During any period of suspension or upon termination of the ESPP, no purchase rights may be granted.

Except as provided above in the event of any change in the structure of our Class A Common Stock, no such termination of the ESPP may impair purchase rights previously granted except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with the laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain favorable, tax, listing or regulatory treatment.

Federal Income Tax Consequences

The following discussion is a summary of the general U.S. federal income tax rules applicable to purchases offered by us and certain of its designated subsidiaries under the ESPP offerings that are intended to comply with Section 423 of the Code. Employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply. The ESPP and the right of participants to make purchases under it are intended to qualify under the provisions of Code Sections 421 and 423. Under those provisions, no income will be taxable to a participant at the time of grant of the purchase right or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the ESPP, and the tax consequences will depend on how long a participant has held the shares prior to disposition. If the shares are disposed of (a) more than two years after the date of the beginning of the offering period and (b) more than one year after the stock is purchased in accordance with the ESPP (or if the employee dies while holding the shares), the following tax consequences will apply. The lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the “purchase price”), or (b) the excess of the fair market value of the shares at the time the purchase right was granted over the purchase price (which purchase price will be computed as of the offering date) will be taxed as ordinary income to the participant. Any further gain upon disposition generally will be taxed at capital gain rates. If the shares are sold and the sales price is less than the purchase price, there is no ordinary income and the participant has a capital loss equal to the difference. If an employee holds the shares for the holding periods described above, no deduction in respect of the disposition of such shares will be allowed to us.

If the shares are sold or disposed of (including by way of gift but not death, bequest or inheritance) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the purchase right is exercised (which is the last business day of the offering period and which is hereafter referred to as the “termination date”) exceeds the purchase price will be taxed as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the purchase right. If the shares are sold for an amount that is less than their fair market value as of the termination date, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the termination date over the purchase price, and the participant may recognize a capital loss equal to the difference between the sales price and the value of such shares on the termination date. We, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.

New Plan Benefits

The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation levels depend on each participant’s elections and the restrictions of Code Section 423 and the ESPP, and the per-share purchase price depends on the future value of our Class A Common Stock.

2021 PROXY STATEMENT 57

We are asking our stockholders to ratify the Audit Committee’s selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending January 2, 2022. Grant Thornton has served as the independent registered public accounting firm for Utz since 2011.

The affirmative vote of the holders of a majority of the votes cast either virtually during the annual meeting or represented by proxy at the annual meeting will be required to ratify the selection by our audit committee of Grant Thornton for our fiscal year ending January 2, 2022. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION BY OUR AUDIT COMMITTEE OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

We expect that a representative of Grant Thornton will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Change in Auditor

On August 28, 2020, the Audit Committee of the Board of Directors of the Company approved the appointment of Grant Thornton as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended January 3, 2021. Grant Thornton served as the independent registered public accounting firm of Utz prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of Collier Creek, the name of the Company prior to the Business Combination, was informed on August 28, 2020 that it would be replaced by Grant Thornton as the Company’s independent registered public accounting firm following its completion of the Company’s review of the quarter ended June 30, 2020, which consist only of the accounts of the pre-Business Combination special purpose acquisition company, Collier Creek.

The reports of Withum on Collier Creek’s balance sheet as of December 31, 2019 and 2018 and the consolidated statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2019 and for the period from April 30, 2018 (inception) through December 31, 2018, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from April 30, 2018 (inception) through December 31, 2018, the fiscal year ended December 31, 2019, and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a) (1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods.

During the period from April 30, 2018 (inception) through December 31, 2018, the fiscal year ended December 31, 2019, and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1) (v) of Regulation S-K under the Exchange Act).

During the period from April 30, 2018 (inception) through December 31, 2018, the fiscal year ended December 31, 2019, and the subsequent interim period through the date of Withum’s dismissal, Collier Creek and the Company did not consult with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of Collier Creek or the Company, and no written report or oral advice was provided that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated September 3, 2020, is incorporated as Exhibit 16.1 to the Company’s Annual Report on Form 10-K by reference to the Company’s Current Report on Form 8-K, filed with the SEC on September 3, 2020.

Audit, Audit-Related, Tax and All Other Fees

Grant Thornton and Withum, which served as our independent registered public accounting firm for the fiscal years ended January 3, 2021 and December 31, 2019, respectively, provided audit and tax services to us during those fiscal years. The December 31, 2019 consolidated financial statements did not include the impact of the Business Combination, which closed on August 28, 2020. The following table presents fees for professional services rendered by our independent registered public accounting firms:

	2020	2019
Audit Fees(1)	$ 1,537,707	$ 138,300
Audit-Related Fees(2)	288,581	—
Tax Fees(3)	2,058,726	—
All Other Fees(4)	—	—
Total	$ 3,885,014	$ 138,300

(1)	Audit Fees. Audit Fees include for the year ended December 31, 2019, fees for professional services rendered for the audit of CCH’s year-end financial statements and services that are normally provided by Withum in connection with regulatory filings, including services in connection with the audit of CCH’s annual financial statements included in CCH’s Form 10-K for the period ended December 31, 2018, review of the quarterly financial information included in CCH’s subsequent Exchange Act filing in 2019, as well as attendance at audit committee meetings. Audit fees include for the fiscal year ended December 31, 2019, fees of $138,300 for professional services rendered for the audit of CCH’s year-end financial statements and services that are normally provided by Withum in connection with regulatory filings, including services in connection with the audit of CCH’s annual financial statements included in CCH’s Form 10-K for the period ended December 31, 2019, review of the quarterly financial information included in CCH’s subsequent Exchange Act filings in 2020 (relating to periods prior to the Closing of the Business Combination), attendance at audit committee meetings, and comfort letters, consents and other items related to SEC matters. Audit fees include for the fiscal year ended January 3, 2021, fees of $1,537,707 for professional services rendered for the audit of UBH’s year-end financial statements, services that are normally provided by Grant Thornton in connection with regulatory filings, including services in connection with the review of the quarterly financial information included in the Company’s Exchange Act filings in 2020 following the Closing of the Business Combination, attendance at audit committee meetings, consents and other items related to SEC matters. Audit fees increased substantially from 2019 to 2020 due to the transition of the company from a special purpose acquisition company (which had no operations and primarily held cash in a trust for potential future acquisitions) to a fully operating business, as well as the audit of the Business Combination and necessary reporting.

(2)	Audit-Related Fees. Audit-Related Fees consist of fees for professional services that are related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees,” including the employee benefit plan audit and due diligence services provided in connection with the Business Combination.

(3)	Tax Fees. Tax Fees consist of fees for professional services rendered with respect to federal and state tax compliance and tax advice. This can include preparation of tax returns, claims for refunds, payment planning, and tax law interpretation. Also, Tax Fees include amounts for tax consulting services related to the Business Combination.

(4)	All Other Fees. All Other Fees consist of fees for professional services or costs not otherwise reported in Audit Fees, Audit-Related Fees or Tax Fees.

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

2021 PROXY STATEMENT 59

REPORT OF AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee operates under a written charter, a copy of which is available on our investor website at investors.utzsnacks.com under the heading “Governance — Governance Documents.” This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2020 and particularly with regard to the audited consolidated financial statements as of January 3, 2021 and December 29, 2019 and for the three years ended January 3, 2021.

The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.

Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, prior to the Closing of the Business Combination, the Audit Committee of the CCH Board of Directors met three times during 2020. Following the Business Combination and through the end of our fiscal year ended January 3, 2021, the Audit Committee of our Board of Directors met twice.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 3, 2021, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent auditors the critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Audit Committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements, and (2) involved the auditor’s especially challenging, subjective or complex judgments. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended January 3, 2021 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended January 3, 2021 for filing with the SEC.

Craig D. Steeneck (Chair)
Antonio F. Fernandez

B. John Lindeman

STOCKHOLDER PROPOSALS

The 2022 Annual Meeting of Stockholders is anticipated to be held in May 2022. Under Rule 14a-8 promulgated by the SEC under the Exchange Act, any proposal that a stockholder intends to be presented at the 2022 Annual Meeting via the proxy statement and form of proxy to be distributed by us in connection with the 2022 Annual Meeting, must be received by our Corporate Secretary at our principal executive offices no later than November 24, 2021. However, if the 2022 Annual Meeting is held on a date more than 30 days before or after May 6, 2022 (the anniversary date of the 2021 Annual Meeting), stockholder proposals for the 2022 Annual Meeting must be submitted a reasonable time before we begin to print and send our proxy materials. Stockholder proposals received after this date will be considered untimely under Rule 14a-8.

If a stockholder desires to bring a matter before the meeting that is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in our Bylaws in order to personally present the proposal at the meeting. One of the procedural requirements is timely notice in writing of the business the stockholder proposes to bring before the meeting. Written notice must be received by our Corporate Secretary no earlier than January 6, 2022 and no later than February 5, 2022. In the event that our 2022 Annual Meeting is more than 30 days before or more than 70 days after May 6, 2022 (the anniversary date of the 2021 Annual Meeting), the written notice must be delivered or received no later than the tenth day following the day on which public announcement of the date of such meeting is first made.

We reserve the right to decline to include in our proxy materials any stockholder’s proposal that does not comply with the rules of the SEC for inclusion therein. We will furnish copies of the applicable Bylaw provisions that set forth the requirements for a stockholder’s written notice upon written request to our Corporate Secretary at 900 High Street, Hanover, PA 17331, Attn: Corporate Secretary.

2021 PROXY STATEMENT 61

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of the Annual Meeting?

Our 2021 Annual Meeting will be held for the following purposes:

1.	To elect three directors to serve as the Class I directors on the Board until the 2024 annual meeting of stockholders or until their successors are elected and qualified;

2.	To approve and adopt the Utz Brands, Inc. 2021 Employee Stock Purchase Plan;

3.	To ratify the selection by our audit committee of Grant Thornton, LLP to serve as our independent registered public accounting firm for the year ending January 2, 2022; and

4.	To consider such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Who can vote at the Annual Meeting?

The close of business on March 15, 2021 has been fixed as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting. We have two classes of common stock: Class A and Class V, each of which has one vote per share. The Class A Common Stock and Class V Common Stock generally vote together as a single class on all matters submitted to a vote of stockholders, except as otherwise required by applicable law or our organizational documents. On the record date, we had outstanding 76,481,833 shares of Class A Common Stock and 60,349,000 shares of Class V Common Stock.

How many shares must be present to conduct business at the Annual Meeting?

A quorum is necessary to hold a valid meeting of stockholders. For each of the proposals to be presented at the Annual Meeting, the holders of shares entitled to vote on such matter at the meeting, present in person or by proxy, will constitute a quorum. Based on the number of shares of Class A Common Stock and Class V Common Stock outstanding on March 15, 2021, the record date, shares representing 68,415,417 votes must be present at the Annual Meeting, virtually or by proxy to constitute a quorum. If you vote, including by Internet or proxy card, your shares voted will be counted towards the quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for the purpose of determining a quorum. A “broker non-vote,” however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. “Broker non-votes” are votes that brokers holding shares of record for their customers (i.e., in “street name”) are not permitted to cast under applicable stock market regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals.

How do I vote?

The procedures for voting are as follows:

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, on March 15, 2021, the record date, then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote your shares at the Annual Meeting.

If you are a stockholder of record, you may vote in person at the virtual Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy via the internet. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote at the Annual Meeting, even if you have already voted by proxy. The vote you cast at the Annual Meeting will supersede any previous votes that you may have submitted.

To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.	To vote through the internet, go to www.proxyvote.com and follow the on-screen instructions. To be counted, your internet vote must be received by 11:59 p.m., Eastern Time, on May 5, 2021.	To vote by telephone, dial toll- free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card or voting instruction form. To be counted, your telephone vote must be received by 11:59 p.m., Eastern Time, on May 5, 2021.	To vote in person, attend and vote at the virtual Annual Meeting at www. virtualshareholdermeeting. com/Utz2021 (you will need the virtual control number included on your proxy card to vote during the meeting).

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. Each beneficial owner of shares should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in that notice to ensure that your vote is counted.

If you are not a stockholder of record, please understand that we do not know that you are a stockholder or how many shares you own.

How do I obtain a copy of this proxy statement?

In accordance with the rules of the SEC, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, many stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report on Form 10-K, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

2021 PROXY STATEMENT 63

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING (CONT.)

How may I participate in the virtual Annual Meeting?

The Annual Meeting will be conducted completely online via the internet. Stockholders may attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/Utz2021.

To access the Annual Meeting, you will need the control number found on your proxy card. If you are a holder of record and you have misplaced your virtual control number, please email the Company at kpowers@utzsnacks.com

We encourage you to access the Annual Meeting before the start time of 9:00 a.m., Eastern Time, on May 6, 2021. Please allow ample time for online check-in, which will begin at 8:30 a.m., Eastern Time, on May 6, 2021.

Stockholders who participate in the virtual Annual Meeting by way of the website above or the link provided following registration will be considered to have attended the meeting “in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

By conducting our Annual Meeting completely online via the internet, we eliminate many of the costs associated with a physical meeting. In addition, we believe that a virtual meeting will provide greater access to those stockholders who want to attend, especially in light of the ongoing COVID-19 pandemic and related social distancing requirements and recommendations, and improve our ability to communicate more effectively with our stockholders during the meeting.

What is the minimum vote required for each proposal to be approved?

At the Annual Meeting, stockholders will consider and act upon (1) the election of three Class I directors for terms expiring at the 2024 Annual Meeting of Stockholders, (2) the approval and adoption of the Utz Brands, Inc. 2021 Employee Stock Purchase Plan, (3) the ratification of the selection by our audit committee of Grant Thornton, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending January 2, 2022; and (4) such other business as may properly come before the Annual Meeting.

With regard to Proposal No. 1 (Election of Directors), votes may be cast for the nominees or may be withheld. Each director nominee was recommended by the Nominating and Corporate Governance Committee of the Board, and all nominees are current directors. The election of directors requires a plurality of the votes cast, and therefore, the three nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal One.

With regard to Proposal No. 2 (Approval and Adoption of 2021 Employee Stock Purchase Plan), the affirmative vote of a majority of the votes cast is required to approve and adopt the Utz Brands, Inc. 2021 Employee Stock Purchase Plan. Votes that are withheld and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal Two.

With regard to Proposal No. 3 (Ratification of the Selection of Independent Registered Public Accounting Firm), the affirmative vote of a majority of the votes cast is required to ratify the selection by our audit committee of Grant Thornton, LLP as our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote shares held in street name on this proposal without instructions from beneficial owners. As a result, we do not expect there will be any broker non-votes on this matter. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2022, the Audit Committee of the Board will reconsider its selection.

Will my shares be voted if I do not provide voting instructions?

If you provide specific voting instructions on a properly completed and submitted proxy, then your shares will be voted as instructed.

If you hold shares as the stockholder of record and submit a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board. Our Board recommends voting “FOR” all nominees listed in Proposal No. 1, “FOR” approval and adoption of the 2021 Employee Stock Purchase Plan in Proposal No. 2 and “FOR” the ratification of the selection by our audit committee of Grant Thornton, LLP as our Independent Registered Public Accounting Firm for the year ending January 2, 2022 in Proposal No. 3 and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

The persons identified as having the authority to vote the proxies also will have discretionary authority to vote, to the extent permitted by applicable law, in favor of the ratification of the selection of our audit committee of Grant Thornton, LLP as our independent registered public accounting firm for the year ending January 2, 2022 in Proposal No. 3 and such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof. The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons identified as having the authority to vote the proxies will vote on such matter in their own discretion.

If you do not provide your broker, trustee, or other nominee specific voting instructions, such firm will not have the authority to vote, and your shares will be considered broker non-votes with respect to Proposal No. 1 and Proposal No. 2. We urge you to provide voting instructions so that your shares will be votes.

Can I change my vote after I have voted?

A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a later proxy via the internet or by telephone, (iii) properly submitting a duly executed proxy bearing a later date, or (iv) voting your shares at the virtual Annual Meeting.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, then you must follow the specific instructions, including applicable deadlines, provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee. If you have obtained a voter instruction form from you broker, trustee, or other nominee that holds your shares giving you the right to vote the shares and you have your sixteen digit control number, you may change your vote by attending the virtual Annual Meeting and voting electronically.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

What is the deadline to vote?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the virtual Annual Meeting. If you are the beneficial owner of shares, please follow the voting instructions provided by your broker, trustee or other nominee.

Why is the Company seeking stockholder approval with respect to the 2021 Employee Stock Purchase Plan?

Because the 2021 Employee Stock Purchase Plan is intended to qualify under Section 423 of the Code, stockholder approval must be obtained within 12 months after the date such plan is adopted. Our Board of Directors approved the 2021 Employee Stock Purchase Plan on December 10, 2020.

What will happen if stockholder approval is not obtained with respect to the 2021 Employee Stock Purchase Plan?

If stockholder approval is not obtained with respect to the 2021 Employee Stock Purchase Plan, we may not issue the 1,500,000 shares of Class A Common Stock reserved for issuance under such plan and we will terminate any offerings under such plan. We believe that our ability to issue rights under the 2021 Employee Stock Purchase Plan will help us attract, motivate and retain qualified officers and employees.

2021 PROXY STATEMENT 65

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING (CONT.)

Where can I find the results of the voting?

We intend to announce preliminary voting results at the Annual Meeting and will publish final results through a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. The Current Report on Form 8-K will be available on the Internet at our website, investors.utzsnacks.com.

Who will pay for the cost of soliciting proxies?

We will bear the expense of preparing this Proxy Statement and soliciting the proxies it is seeking. In addition to the use of the mails, proxies may be solicited by our officers, directors and employees, in person or by telephone, e-mail or facsimile transmission. Our officers, directors and employees will receive no additional compensation for any such solicitations. We also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the record date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting by proxy will help to avoid additional expense.

What is “householding” and how does it affect me?

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one copy of our proxy statement and included periodic reports to stockholders is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement and annual report may request a copy by contacting the bank, broker or other holder of record, or by sending a written request to: Utz Brands, Inc. 900 High Street, Hanover, Pennsylvania 17331, Attn.: Corporate Secretary or by contacting our Corporate Secretary by telephone at (717) 637-6644. The voting instruction form sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. A stockholder who would like to make one of these requests should contact us as indicated above.

What is the impact of the Company qualifying as an Emerging Growth Company on this Proxy Statement?

We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2023; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O UTZ BRANDS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 5, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UTZ2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 5, 2021. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the environmental impact and the costs incurred by Utz Brands, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Utz Brands, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D42588-P52508	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

UTZ BRANDS, INC.
The Board of Directors recommends a vote FOR the following:

1.	Election of Class I Director Nominees:		For	Against	Abstain

	1a. John W. Altmeyer		☐	☐	☐

	1b. Jason K. Giordano		☐	☐	☐

	1c. B. John Lindeman		☐	☐	☐

The Board of Directors recommends a vote FOR the following proposals:								For	Against	Abstain

2.	Approval and adoption of the Utz Brands, Inc. 2021 Employee Stock Purchase Plan							☐	☐	☐

3.	Ratification of the selection by our audit committee of Grant Thornton, LLP to serve as our independent registered public accounting firm for the year ending January 2, 2022							☐	☐	☐

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D42589-P52508

UTZ BRANDS, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints each of Dylan B. Lissette and Cary Devore with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Utz Brands, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held virtually at www.virtualshareholdermeeting.com/UTZ2021 on Thursday, May 6, 2021 at 9:00 A.M. Eastern Time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their best judgment upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of the nominees listed on the reverse side for the Board of Directors, FOR Proposal 2 and FOR Proposal 3. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

2021 PROXY STATEMENT 69

UTZ BRANDS, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

1.	General.

1.1	The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Affiliates may be given an opportunity to purchase shares of Common Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

1.2	The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

2.1	“Affiliates” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code. In the event of a Non-423 Plan, a non-subsidiary can be deemed to be an Affiliate and shall be designated for participation in a Non-423 Plan.

2.2	“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

2.3	“Board” means the Board of Directors of the Company.

2.4	“Capitalization Adjustment” means any change that is made in, or other event that occurs with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

2.5	“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and other guidance thereunder.

2.6	“Committee” means the Compensation Committee of the Board or one or more subcommittees appointed by the Committee to administer the Plan.

2.7	“Common Stock” means the Class A common stock, $0.0001 par value per share, of the Company, or such other securities of the Company as may be designated by the Board from time to time in substitution thereof.

2.8	“Company” means Utz Brands, Inc., a Delaware corporation, and any successor thereto.

2.9	“Contributions” means the payroll deductions specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right.

2.10	“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)	A transaction or series of transactions (other than an offering of shares of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (d) below) whereby any Person (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a Person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires Beneficial Ownership of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities that are outstanding immediately after such acquisition; or

(b)	During any period of 24 months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any Person becoming a Director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for Director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director during such period as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to be an Incumbent Director; or

(c)	The date that is ten (10) business days prior to the complete liquidation or dissolution of the Company; or

(d)	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more subsidiaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, or (z) the acquisition of assets or shares of another entity, in each case other than a transaction:

(i)	which results in or immediately following which the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the Person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such Person, the “Successor Entity”)) directly or indirectly, more than 50% of the total combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)	after which no Person Beneficially Owns securities representing 50% or more of the total combined voting power of the Successor Entity; provided, however, that no Person shall be treated for purposes of this clause (ii) as Beneficially Owning 50% or more of the total combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

A Change in Control shall not be deemed to have occurred if any Family Member or any of their respective affiliates Beneficially Own or acquire more than 50% of the total combined voting power of the Company (or any successor to substantially all of the assets of the Company and its subsidiaries) or any direct or indirect parent company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.11	“Director” means a member of the Board.

2.12	“Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in an Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

2.13	“Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan. For a Non-423 Plan, Employee shall mean an employee of the Company or its deemed Affiliate on any other basis as determined by the Company (if required under applicable local law).

2.14	“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code. In addition, this Plan authorizes the grant of Purchase Rights under a non-423 Plan which do not qualify under Section 423 of the Code pursuant to rules, procedures or sub-plans adopted by the Board (or its designate) designed to achieve desired tax or other objectives.

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2.15	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.16	“Fair Market Value” shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange on the date of determination if that date is a Trading Day, or if the date of determination is not a Trading Day, the last market Trading Day prior to the date of determination, as reported in The Wall Street Journal (Eastern Edition) or such other source as the Committee deems reliable.

2.17	“Family Member” means any of (a) Michael Rice, (b) the spouse and lineal descendants (whether natural or adopted) of Michael Rice, (c) any spouse of any lineal descendants of Michael Rice, (d) a trust solely for the benefit of any individuals described in the foregoing clauses (a) through (c), and (e) any entity in which the Persons described in the foregoing clauses (a) through (d) own more than 50% of the voting interests.

2.18	“Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

2.19	“Offering Date” means a date selected by the Committee for an Offering to commence.

2.20	“Officer” means a person who is an officer of the Company as defined in Rule16a-1 under Exchange Act.

2.21	“Non-423 Plan” shall mean an employee stock purchase plan which does not meet the requirements set forth in Code Section 423.

2.22	“Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

2.23	“Plan” means this Utz Brands, Inc. 2021 Employee Stock Purchase Plan, as the same may be amended from time-to- time, including any Non-423 Plan adopted as a sub-plan hereunder.

2.24	“Purchase Date” means one or more dates during an Offering established by the Committee on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

2.25	“Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

2.26	“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

2.27	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.28	“Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including the New York Stock Exchange or on such other principal exchange or market on which the Common Stock is traded.

3.	Administration

3.1	The Committee shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 3.3.

3.2	The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)	To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(b)	To designate from time to time which Affiliates of the Company whose Employees shall be eligible to participate in the Plan, provided that as of the Effective Date, Employees of all Affiliates of the Company shall be eligible to participate in the Plan.

(c)	To construe and interpret, and make all determinations with respect to, the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)	To settle all controversies regarding the Plan and Purchase Rights granted under it.

(e)	To suspend or terminate the Plan at any time as provided in Section 13.

(f)	To amend the Plan at any time as provided in Section 13.

(g)	Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

3.3	The Committee may delegate some or all of the administration of the Plan to a sub-committees or employees of the Company. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

3.4	All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding, and conclusive on all persons.

4.	Shares of Common Stock Subject to the Plan.

4.1	Subject to the provisions of Section 12.1 relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate one million five hundred thousand (1,500,000) shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For avoidance of doubt, the limitation set forth in this Section may be used to satisfy purchases of shares of Common Stock under either the Code Section 423 Plan or the Non-423 Plan.

4.2	If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

4.3	The Common Stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.	Grant of Purchase Rights; Offering.

5.1	The Committee may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of the Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9.

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5.2	If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

6.	Eligibility.

6.1	Purchase Rights may be granted only to Employees of the Company or, as the Board has or may in the future designate as provided in Section 3.2(b), to Employees of an Affiliate. Except as provided in Section 6.2, an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Committee may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Affiliate is for more than twenty (20) hours per week and/or for more than five (5) months per calendar year, or such other criteria as the Committee may determine consistent with Section 423 of the Code.

6.2	The Committee may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering that coincides with the day on which such person becomes an Eligible Employee or that occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Purchase Rights for such Eligible Employees shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(a)	the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(b)	the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Purchase Date; and

(c)	the Committee may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

6.3	No Eligible Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Eligible Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this Section 6.3, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights shall be treated as stock owned by such Employee.

6.4	As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Affiliates to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

6.5	Officers of the Company and any designated Affiliate, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Committee may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be an Eligible Employee for the Offering.

7.	Purchase Rights; Purchase Price.

7.1	On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable with a percentage not exceeding fifteen percent (15%) of such Employee’s basic or regular or total compensation (as defined by the Committee in each Offering) during the period that begins on the Offering Date (or such later date as the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

7.2	The Committee shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

7.3	In connection with each Offering made under the Plan, the Committee may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any or each Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

7.4	The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(a)	an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(b)	an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.	Participation; Withdrawal; Termination.

8.1	A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Committee). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with an independent third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment of cash or check prior to each Purchase Date of the Offering.

8.2	During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

8.3	Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

8.4	Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 11. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

8.5	Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

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9.	Exercise of Purchase Rights.

9.1	On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

9.2	If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

9.3	No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, and foreign laws, and any other securities laws and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest (unless required by applicable law).

10.	Covenants of the Company.

10.1	The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	Designation of Beneficiary.

11.1	A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/ or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

11.2	The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, to the Participant’s estate.

12.	Adjustments upon Changes in Common Stock; Corporate Transactions.

12.1	In the event of a Capitalization Adjustment, the Committee shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4.1; (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 4.1; (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights; and (iv) the class(es) and number of securities imposed by purchase limits under each ongoing Offering. The Committee shall make such adjustments, and its determination shall be final, binding, and conclusive.

12.2	In the event of a Change in Control, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Change in Control) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Change in Control under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.

13.	Amendment, Termination, or Suspension of the Plan.

13.1	The Committee may amend the Plan at any time in any respect the Committee deems necessary or advisable. However, except as provided in Section 12.1 relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either: (i) materially increases the number of shares of Common Stock available for issuance under the Plan; (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan; (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan; (iv) materially extends the term of the Plan; or (v) expands the types of awards available for issuance under the Plan.

13.2	The Committee may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

13.3	Any benefits, privileges, entitlements, and obligations under any outstanding Purchase Rights granted before an amendment, suspension, or termination of the Plan shall not be impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

13.4	In the event the Board or the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or the Committee may, to the extent permitted under Section 423 of the Code with respect to Offerings under the Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)	subject to Section 7.4, altering the purchase price for any Offering including an Offering underway at the time of the change in purchase price;

(b)	shortening any Offering so that the Offering ends on a new Offering Date, including an Offering underway at the time of the Board of Directors or Committee action; and

(c)	reducing the maximum Contribution a Participant may elect to contribute under the Plan; and

(d)	reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

14.	Effective Date of Plan.

14.1	The Plan shall become effective as determined by the Board as set forth in a resolution of the Board, or absent such a resolution January 1, 2021 (the “Effective Date”), but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

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14.2	Notwithstanding the foregoing, the Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Purchase Rights may be granted under this Plan prior to such stockholder approval, but no Purchase Right granted under this Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until this Plan shall have been approved by the stockholders of the Company. In the event this Plan shall not have been approved by the stockholders of the Company prior to the end of said twelve (12)-month period, all Purchase Rights granted under this Plan shall be canceled and become null and void without being exercised.

14.3	The Plan shall terminate upon such date as is determined by the Company in its sole discretion. The Plan shall automatically be suspended on the date on which all shares available for issuance under the Plan shall have been sold pursuant to Options exercised under the Plan pending approval of an increase in the number of shares available for issuance under the Plan. No Option may be granted during any period of suspension of the Plan or after termination of the Plan.

15.	Committee Rules For Foreign Jurisdictions And The Non-423 Plan

15.1	The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of Contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local legal requirements.

15.2	The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations, which rules, procedures or sub-plans may be designed to be outside the scope of Code Section 423. The terms of such rules, procedures or sub-plans may take precedence over other provisions of this Plan, but unless otherwise expressly superseded by the terms of such rule, procedure or sub-plan, the provisions of this Plan shall govern the operation of the Plan. To the extent inconsistent with the requirements of Code Section 423, such rules, procedures or sub-plans shall be considered part of the Non-423 Plan, and the options granted thereunder shall not be considered to comply with Section 423.

15.3	Employees participating in the Non-423 Plan by means of rules, procedures or sub-plans adopted pursuant to Section 15 need not have the same rights and privileges as Employees participating in the Code Section 423 Plan.

16.	Securities Laws Requirements.

16.1	The Company shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

17.	Tax Withholding

17.1	At the time a Participant’s Purchase Right is granted or exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign income, social insurance and other payroll tax, payment on account, withholding obligations and employer social contribution liability due from a Participant, if any, Company or the Affiliate which arise upon the grant or exercise of the Purchase Right or upon such disposition of shares, respectively. The Committee may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an employee’s current compensation, cash payments to the Company or another Affiliate by an Employee, or a sale of a portion of the Common Stock purchased under the Plan, which sale may be required and initiated by the Company.

18.	Notification Of Disposition

18.1	Each Participant who is a Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock purchased upon exercise of a Purchase Right if such disposition or transfer is made (a) within two years from the grant date of the Purchase Right or (b) within one year after the transfer of such shares to such Participant upon exercise of such Purchase Right. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

19.	Electronic Forms

20.	To the extent permitted by applicable law and in the discretion of the Committee, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Committee.

21.	Insider Trading Restrictions/Market Abuse Laws

21.1	Each Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and Participant’s country, if different, which may affect such Participant’s ability to directly or indirectly, for him- or herself or for a third party, acquire or sell, or attempt to sell, shares of Common Stock under the Plan during such times as such Participant is considered to have “inside information” regarding the Company or (as defined by the laws in the applicable jurisdiction) or the trade in shares of Common Stock. Any restrictions under these laws or regulations may be separate and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. It shall be each Participant’s responsibility to comply with any applicable restrictions, and each Participant should speak with a personal advisor on this matter.

22.	No Representations With Respect To Tax Qualification

22.1	Although the Company may endeavor to (a) qualify Purchase Rights for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., options granted under Section 423 of the Code) or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

23.	Miscellaneous Provisions.

23.1	Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

23.2	A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock, including dividends, subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

23.3	The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way (i) alter the at will nature of a Participant’s employment, or (ii) be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employment of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue the employment of a Participant.

23.4	The law of the State of Delaware shall govern (a) all claims or matters related to or arising from the Plan (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforcement of the Plan, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

As adopted by the Board of Directors of Utz Brands, Inc. on December 10, 2020.

2021 PROXY STATEMENT 79

ANNEX B

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

($ IN MILLIONS)	53-WKS ENDED 1/3/21	52-WKS ENDED 12/29/19
Net (Loss) Income	$(12.6)	$(13.4)
Plus non-GAAP adjustments:
Income Tax Expense	3.7	3.2
Depreciation and Amortization	50.5	29.3
Interest Expense, Net	40.0	48.3
Interest Income (IO loans)(1)	(2.4)	(3.4)
EBITDA	79.2	64.0
Certain Non-Cash Adjustments(2)	3.2	9.4
Acquisition and Integration(3)	40.0	3.3
Business Transformation Initiatives(4)	8.8	5.1
Financing-Related Costs(5)	2.7	4.7
Adjusted EBITDA	$133.9	$86.5

(1)	Interest Income from independent operator (“IO”) loans refers to Interest Income that we earn from IO notes receivable that have resulted from our initiatives to transition from RSP distribution to IO distribution. (“Business Transformation Initiatives”). There is a Notes Payable recorded that mirrors the IO notes receivable, and the interest expense associated with the Notes Payable is part of the Interest Expense, Net adjustment.

(2)	Certain Non-Cash Adjustments are comprised primarily of the following:

Incentive programs – Utz Quality Foods, LLC, our wholly-owned subsidiary, established the 2018 Long-Term Incentive Plan (the “2018 LTIP”) for employees in February 2018. The Company recorded income of $3.0 million for the Predecessor period from December 30, 2019 to August 28, 2020. The income was the result of the conversion rate of the 2018 LTIP Phantom Units into the 2020 LTIP RSUs. The Company recorded expenses of $6.5 million in 2019. Expenses incurred for the 2018 LTIP are non-operational in nature and are expected to decline upon the vesting of the remaining phantom units from fiscal year 2019 at the end of fiscal year 2021. The phantom units under the 2018 LTIP were converted into the 2020 LTIP RSUs as part of the Business Combination. Additionally, in the Successor period, the Company incurred $6.8 million of share based compensation for the Successor period from August 29, 2020 to January 3, 2021.

Purchase Commitments and Other Adjustments – We have purchased commitments for specific quantities at fixed prices for certain of our products’ key ingredients. To facilitate comparisons of our underlying operating results, this adjustment was made to remove the volatility of purchase commitment related gains and losses. For the year ended January 3, 2021, we recorded a benefit of $0.2 million compared to a benefit of $0.9 million during 2019.

Asset Impairments and Write-Offs — There were no adjustments for impairments recorded in 2020. However, we did record impairments on certain trade name intangible brand assets in fiscal year 2019 totaling $3.8 million. Impairments recorded in fiscal year 2019 were for a brand acquired from Inventure and a brand acquired from Golden Flake.

(3)	Adjustment for Acquisition and Integration Costs – This is comprised of consulting, transaction services, and legal fees incurred for acquisitions and certain potential acquisitions. In 2020, the majority of charges are related to costs incurred for the Business Combination, the HK Anderson acquisition, and the Truco acquisition, and related integration expenditures where we incurred costs of $40.0 million in 2020 compared to expenses of $3.3 million for the same period in 2019. Later, in fiscal 2019, we recorded $4.6 million in proceeds from the sale of the facility, included in the 2019 adjustment.

(4)	Business Transformation Initiatives Adjustment – This adjustment is related to consultancy, professional, and legal fees incurred for specific initiatives and structural changes to the business that do not reflect the cost of normal business operations. In addition, certain Rice/Lissette family-related costs incurred but not part of normal business operations, and gains realized from the sale of distribution rights to IOs and the subsequent disposal of trucks, offset by severance costs associated with the elimination of RSP positions, fall into this category. In 2020, total net cost was $8.8 million compared to $5.1 million net cost for the 2019.

(5)	Financing-Related Costs – These costs include adjustments for various items related to raising debt and preferred equity capital. In fiscal 2020, we incurred $2.5 million of expenses related to a prepayment penalty for the pay-down of debt and $0.2 million of other debt raising and preferred equity capital costs. In fiscal 2019, these costs include expenses related to the sale of preferred and common units by Series U, Series R, and SRS to an outside investor, the repayment of the Second Lien Term Loan, and the issuance of the Secured First Lien Note to finance the Kennedy Acquisition. Financing-Related Costs adjustments of $4.7 million were made in fiscal years 2019. The amount in fiscal 2019 includes $4.3 million related to a loss recognized on extinguishment of debt related to the repayment of the Second Lien Term Loan as well as $0.4 million in professional fees related to the new capital raised, which were partially offset by deferred financing fees.